Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-133852, 333-133852-06

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated May 23, 2007

        •

BAC Capital Trust XV

Floating Rate Capital Securities

guaranteed to the extent set forth herein by

Bank of America Corporation

BAC Capital Trust XV will sell to the public         •         of its floating rate capital securities ($1,000 liquidation amount), representing undivided preferred beneficial interests in its assets, and will sell to Bank of America common securities, representing undivided common beneficial interests in its assets. The Trust will use the combined sales proceeds to buy a principal amount of Bank of America Corporation Floating Rate Junior Subordinated Notes, due 2056, equal to the aggregate liquidation amount of the capital securities and the common securities.

We will pay interest on the junior subordinated notes for each quarterly interest period, and the Trust will pay distributions on the capital securities for each quarterly distribution period, from the issue date to June 1, 2037 at a floating rate equal to three-month LIBOR plus a spread of     •    %. We will pay interest on the junior subordinated notes for each quarterly interest period, and the Trust will pay distributions on the capital securities for each quarterly distribution period, after June 1, 2037 to the maturity date or the earlier redemption date at a floating rate equal to three-month LIBOR plus a spread of     •    %. The obligation to pay interest and distributions is subject to our right to defer payments of interest as described below.

The capital securities will not be listed on any securities exchange.

Investing in the capital securities involves risks that we describe in the “ Risk Factors” section beginning on page 4 of the attached prospectus.

Our junior subordinated notes are unsecured. Our junior subordinated notes and the capital securities are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the junior subordinated notes or the capital securities or passed on the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

	Per Capital Security		Total
Public offering price (1)	$	•	$	•
Underwriting commissions		(2)		(2)
Proceeds to the Trust (1)	$	•	$	•

(1)	Plus accumulated distributions, if any, from the original issue date.
(2)	Bank of America will pay underwriting commissions of $ • , which is $ • per capital security.

The underwriters expect to deliver the capital securities to purchasers through the book-entry facilities of The Depository Trust Company on or about May 31, 2007.

Sole Book-Runner

Banc of America Securities LLC

Prospectus Supplement to Prospectus dated May 5, 2006

May   •  , 2007

SUMMARY

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Bank of America,” “we,” “us,” “our,” or similar references, mean Bank of America Corporation, any reference to the “Trust” means BAC Capital Trust XV, references to the “capital securities” mean the Trust’s floating rate capital securities, and references to the “junior subordinated notes” mean our floating rate junior subordinated notes, due 2056. Capitalized terms used, but not defined, in this prospectus supplement are defined in the attached prospectus.

The following information concerning the Trust, the capital securities, Bank of America, the guarantee of the capital securities, and the junior subordinated notes summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the attached prospectus.

BAC Capital Trust XV

The Trust is a statutory trust formed under Delaware law under:

•

an amended and restated declaration of trust, dated as of May   •  , 2007, executed by Bank of America, as sponsor, The Bank of New York Trust Company, N.A., as indenture trustee and property trustee of the Trust, and The Bank of New York (Delaware), as Delaware trustee of the Trust, which we refer to as the “declaration of trust”; and

•	a certificate of trust filed with the Secretary of State of the State of Delaware.

The Trust exists exclusively to:

•	issue and sell its capital securities to the public;

•	issue and sell its common securities to Bank of America;

•	use the combined proceeds from the sales of the securities to purchase the junior subordinated notes;

•	distribute to the holders of its capital and common securities the cash payments it receives on the junior subordinated notes; and

•	engage only in those other activities which are necessary or related to the list above.

The capital securities offered by this prospectus supplement and the attached prospectus will be all of the outstanding capital securities of the Trust.

Bank of America has agreed to pay all fees and expenses related to the Trust and the offering of the capital and common securities.

The Bank of New York Trust Company, N.A., a national banking association, will act as the property trustee of the Trust. Two individuals who are our officers and employees or are officers and employees of our affiliates will act as regular trustees of the Trust. The principal executive office of the Trust is c/o Bank of America Corporation, Corporate Treasury—Securities Administration, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-07-06, Charlotte, North Carolina 28255, telephone number 1-866-804-5241.

The Bank of New York (Delaware) is the Delaware trustee of the Trust with the address of: The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, telephone number (302) 283-8905.

The Offering

The Trust is offering the capital securities at a public offering price of $    •     per security. The Trust will use the proceeds from the sale of its securities to purchase the junior subordinated notes. The junior subordinated notes will be the Trust’s only assets. Bank of America will irrevocably and unconditionally guarantee the obligations of the Trust to the extent described in this prospectus supplement and the attached prospectus. See “Relationship among the Capital Securities, the Junior Subordinated Notes, and the Guarantee” beginning on page 49 of the attached prospectus.

The Capital Securities

The liquidation amount for each capital security is $1,000. If you purchase capital securities, you will be entitled to receive cumulative cash distributions at the applicable distribution rate of the $1,000 liquidation amount for each capital security. If the Trust is dissolved and its assets distributed, you will be entitled to receive the $1,000 liquidation amount for each capital security you own, or an equal principal amount of junior subordinated notes, in each case plus accumulated but unpaid distributions, from the assets of the Trust available for distribution after payment of liabilities owed to any creditors. If the Trust does not have sufficient funds available for distribution, you may not receive the full liquidation amount and accumulated but unpaid distributions. For a complete description of the capital securities, see “Description of the Capital Securities” beginning on page 13 of the attached prospectus.

Distributions on the capital securities will accumulate from May 31, 2007. The Trust will pay distributions quarterly in arrears on March 1, June 1, September 1, and December 1 of each year, beginning September 1, 2007. The Trust will pay distributions on the capital securities for each quarterly distribution period from the issue date to June 1, 2037 at a floating rate equal to three-month LIBOR plus a spread of     •    %, and thereafter will pay interest at a floating rate equal to three-month LIBOR plus a spread of     •    %, or the “distribution rate.” The distribution rate will reset quarterly for each distribution period to correspond to the interest rate, as more fully described under “Calculation of Interest and Distributions” on page S-8. The Trust will pay distributions only when it has funds available for payment.

Holders of the capital securities will have no voting rights, except as described in the sections entitled “Description of the Capital Securities — Voting Rights” and “Description of Guarantee — Amendment and Assignment” on pages 21 and 47 of the attached prospectus, respectively, and as otherwise required by law and the declaration of trust.

The Common Securities

Bank of America will purchase all of the common securities of the Trust, which will have an aggregate liquidation amount equal to $100,000. Except as described under the heading “Ranking” below, the common securities will rank equally with the capital securities in payment priority. Normally, holders of the common securities will have sole voting power on matters to be voted upon by the Trust’s securityholders.

The Junior Subordinated Notes

The Trust will purchase $        •         aggregate principal amount of junior subordinated notes from Bank of America. The junior subordinated notes will be issued under a junior subordinated indenture dated November 1, 2001 between Bank of America and The Bank of New York Trust Company, N.A., as indenture trustee, which will be supplemented by a fifteenth supplemental indenture to be dated May 31, 2007. The junior subordinated notes will:

•

beginning May 31, 2007, the original issue date, to June 1, 2037 bear interest at an annual floating rate equal to three-month LIBOR plus a spread of     •    % and thereafter bear interest at an annual floating rate equal to three-month LIBOR plus a spread of     •    %, or the “interest rate,” per $1,000 principal amount;

•	pay interest quarterly in arrears, subject to our right to defer interest payments for up to 20 consecutive quarters, as we describe below;

•	mature on June 1, 2056, although we may prepay the junior subordinated notes earlier under the circumstances we describe below; and

•	be issued in minimum denominations of $1,000 and integral multiples of $1,000.

The interest rate will reset quarterly for each interest period as more fully described under “Calculation of Interest and Distributions” on page S-8. For a complete description of the junior subordinated notes, see “Description of the Junior Subordinated Notes” beginning on page 32 of the attached prospectus.

The Guarantee of the Capital Securities

We will guarantee the capital securities on a limited basis. The guarantee will require us to pay accumulated and unpaid distributions, redemption payments, and liquidation payments on the capital securities on behalf of the Trust only to the extent the Trust has funds available for payment. However, the guarantee will not require us to make payments on behalf of the Trust if the Trust does not have sufficient funds to make payments on the capital securities. The sole source of funds for the Trust will be payments we make on the junior subordinated notes held by the Trust.

The terms of the guarantee are set forth in the guarantee, to be dated as of May 31, 2007, executed and delivered by Bank of America and The Bank of New York Trust Company, N.A., as guarantee trustee. For a complete description of the guarantee, see “Description of Guarantee” beginning on page 45 of the attached prospectus.

Ranking

The capital securities generally will rank equally with the common securities in payment priority. The Trust will make distributions and other payments on the capital and common securities based on a proportionate allocation of the payments the Trust receives from us on the junior subordinated notes. However, upon the occurrence of any event of default under the declaration of trust, the rights of the holders of the common securities to receive payments of distributions and payment upon liquidation and redemption and other payments will be subordinated to the rights to payment of the holders of the capital securities. For a more detailed explanation, see “Description of the Capital Securities—Subordination of Common Securities” on page 19 of the attached prospectus.

The junior subordinated notes will be unsecured and rank subordinate and junior in right of payment to all of our current and future Senior Obligations, as defined in the attached prospectus. The junior subordinated notes will rank senior to our notes and other securities now outstanding or that we may issue in the future that are made expressly junior to the junior subordinated notes, including the junior subordinated debt securities underlying the trust preferred securities issued by BAC Capital Trust XIII and BAC Capital Trust XIV on February 16, 2007.

The guarantee will rank (a) except as indicated in (c), subordinate and junior in right of payment to all of our other existing and future liabilities, including contingent liabilities; (b) equally with our most senior preferred or preference stock now outstanding or that we may issue in the future and, except as indicated in (c), with any guarantee now outstanding or that we may enter into in the future with respect to any preferred securities or preference stock of any of our affiliates (including other trust capital securities); and (c) senior to our common stock and the notes, guarantees, and other securities that rank junior to the guarantee, including those issued in connection with BAC Capital Trust XIII and BAC Capital Trust XIV and any future securities that rank equally with, or subordinate to, those securities. For a more detailed explanation, see “Description of the Junior Subordinated Notes—Subordination” and “Description of Guarantee—Status of the Guarantee” on pages 33 and 48, respectively, of the attached prospectus. Please also see “Risk Factors—We will pay holders of our Senior Obligations before we pay a Trust as the holder of our junior subordinated notes and before we pay holders of the Trust’s capital securities under our guarantee” on page 4 of the attached prospectus.

As of March 31, 2007, we had Senior Obligations outstanding of approximately $131.2 billion, which includes commercial paper and other short-term borrowings outstanding. We also had outstanding approximately $15.3 billion of our other previously issued junior subordinated notes and corresponding guarantees. These notes and corresponding guarantees generally rank equally with the junior subordinated notes and the guarantee relating to the capital securities offered by this prospectus supplement. However, these notes and guarantees offered by the prospectus supplement rank senior to the notes and guarantees issued in connection with our BAC Capital Trust XIII and BAC Capital Trust XIV offerings. We issued approximately $1.55 billion of indebtedness in connection with these two offerings.

Deferral of Distributions

We will have the right to defer interest payments on the junior subordinated notes for up to 20 consecutive quarters, but not beyond the maturity date. After we make all interest payments that we have deferred, including any accrued interest on the deferred interest payments, we can defer interest payments again for up to another 20 consecutive quarters, provided that the deferral period does not extend beyond the maturity date.

If we defer interest payments on the junior subordinated notes, the Trust will defer distributions on the capital securities for the same period. During any deferral period, distributions on the capital securities will continue to accumulate at the then-applicable distribution rates. In addition, the deferred distributions will accrue additional interest, to the extent permitted by applicable law, at the then-applicable distribution rates compounded quarterly.

While we defer interest payments on the junior subordinated notes, we will be subject to restrictions with respect to payments related to our capital stock and our indebtedness that is equal or junior to the junior subordinated notes. See “Description of the Junior Subordinated Notes—Certain Covenants of Bank of America” on page 40 of the attached prospectus for a more detailed explanation.

If we defer interest payments on the junior subordinated notes, during the deferral period the capital securities will be treated for United States federal income tax purposes as having been issued with original issue discount. This means that you will be required to include accrued interest in your income for United States federal income tax purposes before you receive any cash distributions. Please see “U.S. Federal Income Tax Considerations” on page 50 of the attached prospectus for a more complete discussion.

Redemption of Capital Securities and Prepayment of Junior Subordinated Notes

The capital securities have no stated maturity but must be redeemed upon the maturity of the junior subordinated notes or their earlier prepayment. The junior subordinated notes will mature on June 1, 2056, unless prepaid earlier.

Except as described under “—Ranking” on page S-5 or if an event of default occurs as described under “Description of the Capital Securities—Events of Default, Payment Failures, Waiver, and Notice” on page 20 of the attached prospectus, the aggregate liquidation amount of capital and common securities to be redeemed will be allocated proportionately between the capital securities and common securities.

We also can cause the redemption of the capital and common securities by prepaying the junior subordinated notes, subject to any required prior approval from the Federal Reserve Board:

•	on or after June 1, 2037, in whole or in part, on one or more occasions, at any time at our election; or

•	in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event, an investment company event, or a capital treatment event, each as defined in the attached prospectus.

The prepayment price will equal 100% of the principal amount of junior subordinated notes prepaid plus any accrued and unpaid interest to the date of prepayment. The proceeds from the prepayment of the junior subordinated notes will be used by the property trustee to redeem capital and common securities having an aggregate liquidation amount equal to the principal amount of junior subordinated notes being prepaid. The redemption price per security will equal the $1,000 liquidation amount plus accumulated and unpaid distributions to the date of payment. See “Description of the Capital Securities—Redemption” and “—Redemption Procedures” and “Description of the Junior Subordinated Notes—Prepayment” on pages 16 and 40, respectively, of the attached prospectus.

Distribution of Junior Subordinated Notes

We will have the right to dissolve the Trust at any time. If we exercise our dissolution right, and after satisfaction of the Trust’s liabilities to its creditors, the Trust will distribute the junior subordinated notes to the holders of the capital and common securities based on their respective liquidation amounts. However, if an event of default under the declaration of trust has occurred and is continuing, holders of capital securities will have payment priority over holders of common securities in connection with the distribution, as we describe under “—Ranking” on page S-5.

Events of Default

An event of default under the declaration of trust will occur when there is an event of default under the junior subordinated notes. These events of default are described under the heading “Description of the Junior Subordinated Notes—Events of Default, Waiver, and Notice” on page 41 of the attached prospectus and are limited to specified types of events involving our bankruptcy, insolvency, reorganization, and dissolution.

The ability of holders of the capital securities to enforce any rights against us if an event of default occurs will be limited. See “Description of Junior Subordinated Notes—Events of Default, Waiver, and Notice” beginning on page 41 of the attached prospectus.

Form of Capital Securities

The capital securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company, which we refer to as “DTC,” or its nominee. You will not receive a certificate representing your capital securities, and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities. For a description of the book-entry system, see “Description of the Capital Securities—Registration and Settlement—The Depository Trust Company” beginning on page 27 of the attached prospectus.

Listing of Capital Securities

The capital securities will not be listed on any securities exchange.

Calculation of Interest and Distributions

The junior subordinated notes will bear interest, and the capital securities will pay corresponding distributions, at an annual floating rate determined by reference to the three-month London interbank offered rate, which we refer to as “three-month LIBOR,” for each interest period or distribution period, as applicable. The interest rate and distribution rate will be reset quarterly on the reset dates described on page S-11. The Bank of New York Trust Company, N.A., as calculation agent, will determine the interest rate and distribution rate on each interest determination date described on page S-11 and will calculate the amount of interest and distributions due for each applicable interest period and distribution period. Distributions on the capital securities will correspond to the interest paid on the junior subordinated notes. For a more detailed description of the calculation of interest and distributions, see “Calculation of Interest” on page S-12.

SPECIFIC TERMS OF THE CAPITAL SECURITIES

AND THE JUNIOR SUBORDINATED NOTES

The following descriptions of the specific terms of the Trust’s capital securities and our junior subordinated notes supplement, and should be read together with, the general descriptions contained in the attached prospectus under the headings “Description of the Capital Securities” and “Description of the Junior Subordinated Notes” beginning on pages 13 and 32, respectively, of the attached prospectus. If there is any inconsistency between the information in this prospectus supplement and the attached prospectus, you should rely on the information in this prospectus supplement.

Terms of the Capital Securities

• Title of the Securities:	BAC Capital Trust XV Floating Rate Capital Securities

• Size of Offering:	• capital securities

• Issue Price:	$ • per capital security

• Liquidation Amount:	$1,000 per capital security

• Issue Date:	May 31, 2007

• Maturity date of the Junior Subordinated Notes:	June 1, 2056

• CUSIP No.:	•

• Distributions:	Cumulative quarterly distributions in arrears on the stated liquidation amount of $1,000 per capital security at an annual floating rate equal to three-month LIBOR plus the applicable spread.

• Spread:	Period	Spread
	From the issue date to June 1, 2037	• %

	After June 1, 2037 through maturity or redemption of the junior subordinated notes	• %

• Distribution Payment Dates:	March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2007. If any distribution payment date falls on a day that is not a business day, the distribution payment date will be postponed to the next day that is a business day. However, if the next business day is in the next succeeding calendar month, the distribution payment date will be the immediately preceding business day. In each such case, except for the distribution payment date falling on the maturity date, the distribution periods will be adjusted accordingly to calculate the amount of distribution payable on the capital securities.

• Record Dates for Distribution Payments:	For book-entry only capital securities, one business day prior to the relevant distribution payment date. If capital securities are not book-entry only, the record dates will be February 15, May 15, August 15, and November 15.

• Distribution Periods:	Quarterly. The initial distribution period will be the period from, and including, May 31, 2007 to, but excluding, the distribution date relating to the September 1, 2007 distribution. The subsequent distribution periods will be the periods from, and including, the applicable distribution payment date to, but excluding, the next distribution payment date or the earlier redemption of the capital securities.

• Day Count Fraction:	Actual/360.

• Deferral of Distributions:	Distributions on the capital securities will be deferred if interest payments on the junior subordinated notes are deferred. We have the right to defer interest payments on the junior subordinated notes for up to 20 consecutive quarters, but not beyond the maturity date.

• Additional Interest on Deferred Distributions:	Annual floating rate equal to three-month LIBOR plus the then applicable spread of the unpaid distributions, compounded quarterly, to the extent permitted by applicable law.

• Redemption:	The capital securities have no stated maturity but must be redeemed upon maturity of the junior subordinated notes on June 1, 2056 or their earlier prepayment. The proceeds from the payment or prepayment of the junior subordinated notes will be used to redeem the capital and common securities having an aggregate liquidation amount equal to the principal amount of junior subordinated notes being paid or prepaid.

• Redemption Price:	The redemption price for the capital securities being redeemed will equal the $1,000 liquidation amount plus accumulated but unpaid distributions to the date of payment.

• Listing:	None

• Calculation Agent:	The Bank of New York Trust Company, N.A.

For information about liquidation distributions and events of default and related remedies applicable to the capital securities, see “Description of the Capital Securities—Liquidation Distribution Upon Dissolution” and “—Events of Default, Payment Failures, Waiver, and Notice” on pages 19 and 20, respectively, of the attached prospectus.

Terms of the Junior Subordinated Notes

• Title of the Series:	Floating Rate Junior Subordinated Notes, due June 2056

• Total Aggregate Principal Amount Initially Being Issued:	$ •

• Minimum Denominations:	$1,000 and integral multiples of $1,000

• Issue Date:	May 31, 2007

• Maturity Date:	June 1, 2056

• CUSIP No.:	•

• Base Rate:	LIBOR Telerate Page 3750

• Index Maturity:	90 days

• Spread:	Period	Spread

	From the issue date to June 1, 2037	• %

	After June 1, 2037 through maturity or redemption	• %

• Interest Payment Dates:	March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2007. If any interest payment date falls on a day that is not a business day, the interest payment date will be postponed to the next day that is a business day. However, if the next business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. In each such case, except for the interest payment date falling on the maturity date, the interest periods and the interest reset dates, as described below, will be adjusted accordingly to calculate the amount of interest payable on the Junior Subordinated notes.

• Interest Periods:	Quarterly. The initial interest period will be the period from, and including, May 31, 2007 to, but excluding, the September 1, 2007 interest payment date. The subsequent interest periods will be the periods from, and including, the applicable interest payment date to, but excluding, the next interest payment date or the maturity date.

• Interest Determination Date:	Second London banking day (as defined below) preceding the applicable interest reset date.

• Interest Reset Dates:	March 1, June 1, September 1 and December 1, beginning September 1, 2007 subject to adjustment as described above.

• Record Dates:	For book-entry only junior subordinated notes, one business day prior to the relevant interest payment date. If junior subordinated notes are not book-entry only, February 15, May 15, August 15, and November 15.

• Day Count Fraction:	Actual/360.

• Prepayment:	We have the right, subject to any required approval from the Federal Reserve Board, to prepay the junior subordinated notes:

• on or after June 1, 2037, in whole or in part, on one or more occasions, at any time at our election; or

• in whole but not in part at any time within 90 days following the occurrence and continuation of a tax event, an investment company event, or a capital treatment event.

• Prepayment Price:	The prepayment price will equal 100% of the principal amount of the junior subordinated notes prepaid plus any accrued but unpaid interest to the date of prepayment.

• Option to Extend Interest Payment Period:	We have the right to defer interest payments on the junior subordinated notes for a period of up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated notes. During the deferral period, interest will continue to accrue and will be paid on the interest payment date following the last day of any deferral period, together with additional interest on the accrued and unpaid interest. We may extend further a deferral period prior to the end of that deferral period, so long as that period, as extended, does not exceed 20 consecutive quarters or extend beyond the maturity date.

• Additional Interest on Deferred Interest Payments:	Annual floating rate equal to three-month LIBOR plus the then applicable spread of the deferred interest, compounded quarterly, to the extent permitted by applicable law.

• Listing:	None

• Calculation Agent:	The Bank of New York Trust Company, N.A.

• Ranking and Subordination:

The junior subordinated notes will rank subordinate and junior in right of payment to all of our current and future Senior Obligations and senior to our notes and other securities now outstanding or that we may issue in the future that are made expressly junior to the junior subordinated notes, including the junior subordinated debt securities underlying the trust preferred securities issued by BAC Capital Trust XIII and BAC Capital Trust XIV in February 2007. For more information, see “Description of the Junior Subordinated Notes—Subordination” beginning on page 33 of the attached prospectus.

A “business day” is any weekday other than a day on which federal or state banking institutions in New York, New York or Charlotte, North Carolina are authorized or required by law or executive order or regulation to be closed and that also is a London banking day. A “London banking day” is a day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

For information about events of default and related remedies applicable to the junior subordinated notes, see “Description of the Junior Subordinated Notes—Events of Default, Waiver, and Notice” beginning on page 41 of the attached prospectus.

CALCULATION OF INTEREST

The junior subordinated notes will bear interest, and the capital securities will pay corresponding distributions, at a floating rate equal to three-month LIBOR plus the then applicable spread. The interest rate and the distribution rate will reset quarterly on each interest reset date and will be effective during each relevant interest period or distribution period, as applicable. If any interest reset date falls on a day that is not a business day, that interest reset date will be postponed to the next day that is a business day. However, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

The Bank of New York Trust Company, N.A., as calculation agent, will determine the interest rate for each applicable interest period on the relevant interest determination date, described above under “Specific Terms of the Capital Securities and the Junior Subordinated Notes—Terms of the Junior Subordinated Notes.” The distribution rate will be equal to the interest rate so determined by the calculation agent for each applicable distribution period. The calculation agent also will calculate the amount of interest that has accrued during the relevant interest period and the amount of distributions that has accumulated for the corresponding distribution period.

Accrued interest on the junior subordinated notes will be calculated by multiplying the principal amount of junior subordinated notes by an accrued interest factor, which is the sum of the interest factors calculated for each day in the interest period for which accrued interest is being calculated. The daily interest factor will be computed by dividing the interest rate in effect on that day by 360.

All amounts resulting from any calculation for the junior subordinated notes or capital securities will be rounded to the nearest cent, with one-half cent being rounded upward. All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

For each interest period and distribution period, three-month LIBOR will be the rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Telerate page 3750 at approximately 11:00 a.m., London time, on the relevant interest determination date. If no offered rate appears on Telerate page 3750 on the relevant interest determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation at the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. If fewer than two quotations are provided, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. If fewer than three New York City banks selected by the calculation agent are quoting rates, three-month LIBOR for the next interest period and distribution period will be equal to three-month LIBOR then in effect on the interest determination date.

UNDERWRITING

We and the Trust entered into an underwriting agreement dated May •, 2007 with the underwriters named below. In the underwriting agreement, the Trust agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from the Trust, the respective number of capital securities shown opposite its name at the public offering price on the cover page of this prospectus supplement.

Underwriter	Number of Capital Securities
Banc of America Securities LLC	•

Total	•

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the capital securities from the Trust, are several and not joint. These obligations also are subject to the satisfaction of conditions described in the underwriting agreement. The underwriters must purchase all of the capital securities if any of them are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments or the underwriting agreement may be terminated.

The underwriters initially propose to offer the capital securities, in part, directly to the public at the public offering price set forth on the cover page of this prospectus supplement. Because the proceeds from the sale of the capital securities will be used to purchase our junior subordinated notes, the underwriting agreement provides that we will pay directly to the underwriters, as compensation for their services, a commission of $    •     per capital security, or $    •     in the aggregate. Our offering expenses, not including underwriting commissions, are estimated to be $    •    . The underwriters may sell the capital securities to certain dealers at a price that represents a concession not in excess of $    •     per capital security. Any underwriter may allow, and dealers may reallow, a concession not in excess of $    •     per capital security to certain other dealers. After the initial offering of the capital securities, the offering price and these concessions may change.

The capital securities are a new issue of securities with no established trading market. We do not currently intend to list the capital securities on any securities exchange. Banc of America Securities LLC has advised the Trust that it presently intends to make a market in the capital securities. However, none of the underwriters are obligated to do so and may discontinue making a market in the capital securities at any time without notice. There is no assurance that there will be a secondary market for the capital securities.

For additional information regarding underwriting activities relating to this offering of capital securities, see “Plan of Distribution” beginning on page 62 of the attached prospectus.

We expect that delivery of the capital securities will be made against your payment on or about May 31, 2007, which is the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the capital securities on the date of this prospectus supplement or on one or more of the next two succeeding business days will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisor in connection with that election.

Under the terms of the underwriting agreement, Bank of America and the Trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute in respect of those liabilities.

Banc of America Securities LLC is a broker-dealer and one of our subsidiaries and is an affiliate of the Trust. Following the initial distribution of capital securities, our affiliates, including Banc of America Securities LLC, may buy and sell the capital securities in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus supplement and attached prospectus may be used by one or more of our affiliates in connection with offers and sales related to secondary market transactions in the capital securities to the extent permitted by applicable law. Our affiliates may act as principal or agent in such transactions.

Each of the underwriters or their affiliates provides or has provided investment or commercial banking services to Bank of America from time to time in the ordinary course of business.

PROSPECTUS

Junior Subordinated Notes

BAC Capital Trust XII BAC Capital Trust XIII BAC Capital Trust XIV BAC Capital Trust XV BAC Capital Trust XVI BAC Capital Trust XVII BAC Capital Trust XVIII BAC Capital Trust XIX BAC Capital Trust XX	Capital Securities guaranteed as set forth herein by Bank of America Corporation

This prospectus describes the Bank of America Corporation junior subordinated notes and the capital securities of BAC Capital Trust XII, BAC Capital Trust XIII, BAC Capital Trust XIV, BAC Capital Trust XV, BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital Trust XIX, and BAC Capital Trust XX.

From time to time, each Trust may:

•	sell capital securities representing undivided preferred beneficial interests in the Trust to the public;

•	sell common securities representing undivided common beneficial interests in the Trust to Bank of America Corporation;

•	use the proceeds from these sales to purchase junior subordinated notes of Bank of America Corporation; and

•	regularly distribute the cash payments that the Trust receives on the junior subordinated notes it owns to the holders of its capital and common securities.

Bank of America Corporation will issue its junior subordinated notes to the Trusts. These notes are expected to be the only material assets of each Trust and may be distributed to holders of capital or common securities upon dissolution of a Trust. Bank of America Corporation will guarantee the payments owed by each Trust on the capital securities to the extent described in this prospectus.

This prospectus describes the general terms of the junior subordinated notes of Bank of America Corporation and the capital securities of each Trust and the general manner in which Bank of America Corporation and the Trusts will offer these securities. The specific terms of the junior subordinated notes and the capital securities, including the payment dates, the interest and distribution rates, and the liquidation amount, will be provided in an accompanying prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

This prospectus may be used in the initial sale of the capital securities. In addition, Banc of America Securities LLC, or any other affiliate of Bank of America Corporation, may use this prospectus in a market-making transaction in any of the capital securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Investing in the capital securities involves risks that we describe in the “ Risk Factors” section beginning on page 4.

Our junior subordinated notes are unsecured. Our junior subordinated notes and the capital securities are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the junior subordinated notes or the capital securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 5, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Bank of America Corporation and BAC Capital Trust XII, BAC Capital Trust XIII, BAC Capital Trust XIV, BAC Capital Trust XV, BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital Trust XIX, and BAC Capital Trust XX filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, from time to time, a Trust may sell capital securities representing undivided preferred beneficial interests in the Trust to the public and common securities representing undivided common beneficial interests in the Trust to us, in one or more offerings. In turn, the Trust will invest the proceeds from those sales in our junior subordinated notes.

This prospectus provides you with a general description of the securities that we and the Trusts may offer. Each time a Trust sells securities, we will provide a prospectus supplement describing the particular capital securities offering and the specific terms of the securities being offered. The prospectus supplement will include a discussion of any special considerations applicable to those securities. The prospectus supplement also may add, update, or change information contained in this prospectus. In this prospectus, when we refer to the “applicable prospectus supplement” or the “accompanying prospectus supplement,” we mean the prospectus supplement that describes the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. To fully understand the securities we and the Trusts may offer, you should read carefully:

•	this prospectus, which explains the general terms of the capital securities and junior subordinated notes that may be offered to you;

•

the applicable prospectus supplement, which explains the specific terms of the particular series of capital securities and junior subordinated notes being offered, and which may update or change the information in this prospectus; and

•	the documents we refer to in “Where You Can Find More Information” below for information about Bank of America Corporation, including our financial statements.

The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the accompanying prospectus supplement, or documents to which we otherwise refer you. Neither we nor the Trusts have authorized anyone else to provide you with different or additional information. Neither we nor the Trusts are making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in the prospectus and the accompanying prospectus supplement, as well as information we have filed or will file with the SEC and incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, and results of operations may have changed since that date.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us,” or “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries, and all references to a “Trust” or the “Trusts” are to any of the BAC Capital Trusts listed on the cover of this prospectus.

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in the capital securities. This summary does not describe all of the risks and investment considerations with respect to an investment in the capital securities, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated in this prospectus by reference. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in the capital securities and the suitability of the investment for the investor. The capital securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the capital securities or financial matters in general.

Risks Associated with the Terms of the Capital Securities and the Junior Subordinated Notes

You are making an investment decision with regard to the junior subordinated notes as well as the capital securities.

Each Trust will rely only on the payments it receives on the corresponding series of junior subordinated notes held by it to make all payments on its capital securities. In addition, a Trust may distribute the corresponding junior subordinated notes to you in exchange for its capital securities upon dissolution and liquidation. Accordingly, you should review carefully the information in this prospectus and the applicable prospectus supplement about both of these securities, as well as the guarantee.

We will pay holders of our Senior Obligations before we pay a Trust as the holder of our junior subordinated notes and before we pay holders of the Trust’s capital securities under our guarantee.

Our obligations under the junior subordinated notes will be unsecured and will rank junior in priority of payment to all of our current and future Senior Obligations. We describe Senior Obligations below under the heading “Description of the Junior Subordinated Notes—Subordination.” This means that we cannot make any payments on the junior subordinated notes if we default on a payment due on Senior Obligations and we do not cure the default within the applicable grace period or if any of our Senior Obligations becomes immediately due because of a default and has not yet been paid in full. In addition, the guarantee will rank senior only to our common stock.

Neither the indenture governing the junior subordinated notes nor the declaration of trust and the guarantee relating to the capital securities will limit our ability, or that of any of our subsidiaries, to incur additional indebtedness, liabilities, and obligations, including indebtedness, liabilities, and obligations that rank senior to or equal with the junior subordinated notes and the guarantee. The claims of the creditors of our subsidiaries will rank prior to our equity interest in those subsidiaries.

You should not rely on receiving distributions from the capital securities through maturity. A Trust may redeem the capital securities prior to their maturity, which would be a taxable event to you. You may not be able to reinvest the proceeds at the same or a higher rate of return.

We may prepay each series of the junior subordinated notes in the circumstances we describe in this prospectus under the heading “Description of the Junior Subordinated Notes—Prepayment,” subject to any required prior approval from the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” If we prepay any junior subordinated notes, then unless we specify otherwise in the applicable prospectus supplement, the applicable Trust will redeem the related capital securities at a redemption price equal to the liquidation amount per capital security, plus accumulated but unpaid distributions to the redemption date. Under current U.S. federal income tax law, the redemption of the capital securities would be a taxable event to you.

If a Trust redeems the capital securities, prevailing market conditions at that time may prevent you from reinvesting the money you receive upon redemption at a rate equal to or higher than the rate of return on the capital securities.

If we do not make payments to a Trust on the junior subordinated notes, the Trust will not be able to pay distributions on the capital securities, and you will not be able to rely on the guarantee for payments.

The ability of a Trust to timely pay distributions on its capital securities and to pay the liquidation amount per capital security will depend solely upon our making the related payments on the corresponding junior subordinated notes when due. If we default on our obligation to pay interest on, or the principal of, the junior subordinated notes, the Trust will not have sufficient funds to pay distributions on, or the liquidation amount of, the capital securities.

In addition, our guarantee applies only to the extent that a Trust has funds available for payment. Therefore, if we default on our interest and other payment obligations on the corresponding junior subordinated notes, the Trust will not have funds available for payment, and you will not be able to rely upon the guarantee for payment.

You may not be able to enforce directly your rights against Bank of America if an event of default occurs. You may have to rely on the property trustee to enforce your rights.

If an event of default under the junior subordinated notes occurs and is continuing, that event also will be an event of default under the related capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated notes, to enforce your rights against us.

You may bring a legal action against us directly only if an event of default under the applicable declaration of trust occurs, or if we fail to pay, when due, interest on, or the principal of, the junior subordinated notes and, in either case, the property trustee fails to enforce its rights.

We may defer distributions on the capital securities.

Unless we specify otherwise in the applicable prospectus supplement, we may defer interest payments on the junior subordinated notes at any time up to a number of consecutive interest periods as specified in the applicable prospectus supplement, as long as the deferral period does not extend beyond the stated maturity of the junior subordinated notes. If we defer interest payments on the junior subordinated notes, the applicable Trust will defer the related distributions on its capital securities.

You may have to include interest on the capital securities in your taxable income before you receive cash distributions.

If we defer interest payments on the junior subordinated notes and the applicable Trust defers distributions on the related capital securities, during the deferral period you will have to accrue and report as original issue discount for U.S. federal income tax purposes your proportionate share of the deferred interest on the junior subordinated notes held by the Trust. As a result, you will have to include that accrued interest in your gross income for U.S. federal income tax purposes before you receive any cash distributions. You also will not receive payment of the accrued and unpaid interest following the deferral period if you sell the capital securities before the record date for the deferred distributions, even if you held the capital securities on the date that the payments would have been paid but for the deferral payments.

The market price of the capital securities may not reflect unpaid interest, and you may suffer a loss if you sell the capital securities while interest remains unpaid.

Because of our possible right to defer interest payments on the junior subordinated notes, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to interest deferrals. If we exercise our right to defer interest payments, the market price of the related capital securities may be adversely affected. Accordingly, the capital securities may trade at a discount to the price that you paid when you purchased them, and if you sell your capital securities during a deferral period, you may not receive the same return on your investment as someone who continues to hold the capital securities.

If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income.

The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the corresponding junior subordinated notes.

If you sell your capital securities before the record date for a distribution payment, then you will not receive that distribution. However, you will be required to include accrued but unpaid interest on your proportionate share of the junior subordinated notes through the date of your sale as ordinary income for U.S. federal income tax purposes.

When you sell your capital securities, you generally will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. The amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale. Normally, you may not apply capital losses to offset ordinary income for U.S. federal income tax purposes.

See “U.S. Federal Income Tax Considerations – Consequences to U.S. Holders—Sales of Capital Securities” for more information.

A Trust may distribute the junior subordinated notes to the holders of the capital securities, and the junior subordinated notes may trade at a price that is lower than the price you paid for the capital securities.

We may dissolve a Trust at any time. If we dissolve and liquidate a Trust before the maturity of the corresponding series of junior subordinated notes, the property trustee may distribute the junior subordinated notes to the holders of the Trust’s capital and common securities in liquidation of the Trust.

We cannot predict accurately the market prices for capital securities or the corresponding junior subordinated notes that may be distributed in exchange for the capital securities. Accordingly, the junior subordinated notes that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than the price you paid to purchase the capital securities.

If the capital securities are listed on an exchange, we will use our reasonable efforts to list the corresponding junior subordinated notes on that exchange if they are distributed. However, we cannot assure you that the junior subordinated notes will be approved for listing or that a trading market will develop for the junior subordinated notes. If the capital securities are not listed on an exchange, we will have no obligation to list the corresponding junior subordinated notes so distributed.

Under current U.S. federal income tax law, the distribution of junior subordinated notes upon the termination of a Trust generally will not be taxable to you. However, if the Trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated notes will be taxable to you.

We may be able to extend the maturity date of the junior subordinated notes, which would delay the mandatory redemption date for the related capital securities.

If we so specify in the applicable prospectus supplement, we may extend the maturity date of a series of junior subordinated notes under certain circumstances. The extension of the maturity date of the junior subordinated notes will correspondingly delay the payment of the liquidation amount to holders of the related capital securities.

We generally will control each Trust, and your voting rights will be very limited. Your interests may not be the same as our interests.

We will hold all of the common securities of each Trust. As a result, we will have substantially all of the voting rights for a Trust, including the right to make certain amendments to its declaration of trust without your consent. The holders of a Trust’s capital securities will have no voting rights, except as we describe in this prospectus under the heading “Description of the Capital Securities—Voting Rights” or as otherwise required by law or the applicable declaration of trust.

An active trading market for the capital securities may not develop.

Each series of capital securities will be a new issue of securities with no established trading market. We may apply to list a series of capital securities on the New York Stock Exchange or another exchange, but are not required to do so. If we list a series of capital securities on the New York Stock Exchange, trading generally is expected to commence within 30 days after the initial delivery of the series. However, listing of the capital securities does not guarantee that a trading market for the capital securities will develop or, if a trading market for the capital securities does develop, the depth of that market or the ability of holders to sell their capital securities. Whether or not the capital securities are listed, the number of potential buyers in any secondary market may be limited.

Risks Associated with Currencies

We may issue capital securities and junior subordinated notes denominated in a currency other than U.S. dollars. We refer to these securities as “Non-U.S. Dollar-Denominated Securities.” If you intend to invest in any Non-U.S. Dollar-Denominated Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Non-U.S. Dollar-Denominated Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar-Denominated Securities or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.

Non-U.S. Dollar-Denominated Securities have significant risks that are not associated with a similar investment in conventional debt securities that are payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the specified currency and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Currency exchange rates. Exchange rates between the U.S. dollar and other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in the Non-U.S. Dollar-Denominated Securities. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the Non-U.S. Dollar-Denominated Securities. That in turn could cause the market value of the Non-U.S. Dollar-Denominated Securities to fall.

Changes in currency exchange rates. Except as described below, we generally will not make any adjustment in or change to the terms of the Non-U.S. Dollar-Denominated Securities for changes in the exchange rate for the specified currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting the specified currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy. Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a Non-U.S. Dollar-Denominated Security could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the Non-U.S. Dollar-Denominated Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar-Denominated Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Payments in U.S. dollars. The terms of any Non-U.S. Dollar-Denominated Securities may provide that we may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on the Non-U.S. Dollar-Denominated Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange rate agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available.

Court judgments. Any junior subordinated notes that are Non-U.S. Dollar-Denominated Securities typically will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar-Denominated Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar-Denominated Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar-Denominated Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. Our headquarters is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is 1-866-804-5241.

Business Segment Information

We provide a diversified range of banking and nonbanking financial services and products in 30 states, the District of Columbia, and 44 foreign countries. We have historically provided these services and products through four business segments: (1) Global Consumer and Small Business Banking, (2) Global Business and Financial Services, (3) Global Capital Markets and Investment Banking, and (4) Global Wealth and Investment Management. During the third quarter of 2005, we announced the future combination of Global Business and Financial Services and Global Capital Markets and Investment Banking that became effective on January 1, 2006. This combined segment is called Global Corporate and Investment Banking.

Regulatory Considerations

As a financial holding company and a bank holding company, we are supervised and regulated by The Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” In addition, our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities, including the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or the “FDIC,” and the SEC. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies, bank holding companies, and banks, as well as specific information about us and our subsidiaries, please refer to the section “Government Supervision and Regulation” under the caption “Item 1. Business” in our annual report on Form 10-K for the fiscal year ended December 31, 2005, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” below for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders and creditors.

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default—the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

THE TRUSTS

Each Trust is a statutory trust formed under Delaware law under a declaration of trust, executed by us as sponsor of the Trust and the trustees of the Trust, and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Before a Trust issues capital securities, its declaration of trust will be amended and restated in its entirety, substantially in the form filed as an exhibit to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy of the amended and rested declaration of trust. When we refer to the “declaration of trust” for a particular Trust in this prospectus and any accompanying prospectus supplement, we are referring to the amended and restated declaration of trust for that Trust. The declaration of trust for each Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each Trust exists exclusively to:

•	issue capital securities and common securities, referred to together as “trust securities,” representing undivided beneficial interests in the assets of the Trust;

•	invest the proceeds from the sale of its trust securities in a corresponding series of junior subordinated notes of Bank of America; and

•	engage only in those other activities necessary or incidental to these activities.

A Trust may not undertake any activity that would cause it to be classified as other than a grantor trust for U.S. federal income tax purposes.

When a Trust issues and sells its trust securities, it will use the proceeds from the sale to buy a series of our junior subordinated notes. We refer to these as the “corresponding junior subordinated notes” for those trust securities. The payment terms of the series of corresponding junior subordinated notes will be substantially the same as the terms of the Trust’s capital securities, which we refer to as the “related capital securities.”

Each Trust will own only the applicable series of corresponding junior subordinated notes. The only source of funds for a Trust will be the payments it receives from us on the corresponding junior subordinated notes. A Trust will use these funds to make any cash payments due to holders of its capital securities.

We will own, directly or indirectly, all of the common securities of each Trust. Unless we specify otherwise in the applicable prospectus supplement, these common securities will have an aggregate liquidation amount equal to at least 3% of the total capital of that Trust. The common securities of a Trust generally will rank equally with the capital securities of the Trust, and the Trust generally will make payment on its trust securities on a pro rata basis. However, upon the occurrence of an event of default under the Trust’s declaration of trust, our rights, as holder of the Trust’s common securities, to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the capital securities of the Trust. We describe these subordination provisions below under the heading “Description of the Capital Securities—Subordination of Common Securities.”

The trustees of each Trust will conduct that Trust’s business and affairs. Initially, there are four trustees for each Trust:

•	two regular trustees, who are employees or officers of or who are individuals affiliated with us;

•

a property trustee, which is a financial institution that is unaffiliated with us and is the indenture trustee under the applicable declaration of trust for purposes of complying with the Trust Indenture Act; and

•	the Delaware trustee, which is an entity that maintains its principal place of business in the State of Delaware.

The property trustee will hold title to the series of corresponding junior subordinated notes for the benefit of the holders of the Trust’s trust securities. In that capacity, the property trustee will have the power to exercise all rights, power, and privileges as a holder under the indenture under which the corresponding junior subordinated notes are issued. In addition, the property trustee has exclusive control of the Trust’s property account, a segregated non-interest bearing bank account holding all payments on the corresponding junior subordinated notes for the benefit of the holders of the Trust’s trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption, and otherwise to the holders of its trust securities out of funds in the Trust’s property account.

Initially, The Bank of New York, a New York banking corporation, will act as property trustee of each Trust, and its affiliate, The Bank of New York (Delaware), will act as the Delaware trustee of each Trust. As the holder, directly or indirectly, of all the common securities of each Trust, we have the right to appoint, remove, or replace the trustees of a Trust and to increase or decrease the number of trustees, provided that at least one trustee is a Delaware trustee, at least one trustee is a property trustee, and at least one trustee is a regular trustee.

The Bank of New York also acts as trustee under the guarantees described in this prospectus and as trustee under the junior subordinated indenture. The guarantee trustee holds the guarantee for the benefit of the holders of a Trust’s capital securities. See “Description of the Junior Subordinated Notes” and “Description of Guarantee” below.

The rights of the holders of the capital and common securities of a Trust, including economic rights, rights to information, and voting rights, are as set forth in the Trust’s declaration of trust and the Delaware Statutory Trust Act. We summarize these rights below under the heading “Description of the Capital Securities.”

Each of the Trusts has a term of approximately 55 years, from January 1, 2006. Each Trust may terminate earlier as provided in its declaration of trust.

We will pay all costs and expenses related to the organization and operation of each Trust and the offering of the trust securities.

The principal executive office of each Trust is c/o Bank of America Corporation, Corporate Treasury, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-07-06, Charlotte, North Carolina 28255, telephone number 1-866-804-5241. The office of the Delaware trustee for each Trust in the State of Delaware is The Bank of New York (Delaware), 502 White Clay Center, Route 273, Newark, Delaware 19711, telephone number (302) 283-8079.

USE OF PROCEEDS

Each Trust will use the gross proceeds received from the sale of its securities to purchase junior subordinated notes from us. Unless we describe a different use in the applicable prospectus supplement, we will use the net proceeds from the sale of the junior subordinated notes to a Trust for general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets;

•	the possible acquisitions of, or investments in, other businesses of a type we are permitted to acquire under applicable law;

•	the possible reduction of outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional financings as we determine appropriate based on our needs and prevailing market conditions. These additional financings may include the sale of other securities.

DESCRIPTION OF THE CAPITAL SECURITIES

Capital securities will be issued by a Trust under its declaration of trust. The terms of the capital securities will include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act. This section of the prospectus summarizes the material terms of the capital securities of each Trust. We will describe the financial and other specific terms of a particular Trust’s series of capital securities being offered in the applicable prospectus supplement. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the applicable declaration of trust, the Delaware Statutory Trust Act, and the Trust Indenture Act.

General

The declaration of trust of each Trust authorizes the regular trustees of the Trust to issue capital securities and common securities on behalf of the Trust. These trust securities represent undivided beneficial interests in the assets of the Trust. The capital securities will be sold to the public in each offering. All of the common securities will be owned, directly or indirectly, by us. The common securities of a Trust generally will rank equally with the capital securities of the Trust, and the Trust will make payments on its trust securities on a pro rata basis, except as we describe below under the heading “—Subordination of Common Securities.”

Each Trust may issue only one series of capital securities and one series of common securities. A Trust’s capital securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those capital securities. These terms will be substantially identical to the terms of the series of corresponding junior subordinated notes that we will issue and sell to the Trust, as set forth in the applicable prospectus supplement.

No declaration of trust will limit the aggregate amount of capital securities that may be issued by the other Trusts or the aggregate amount of any series of capital securities issued by any other Trust. We and the Trusts may issue capital securities and other securities at any time without your consent and without notifying you.

The declarations of trust and the capital securities do not limit our ability to incur indebtedness or to issue other securities. In addition, except as we describe below under the heading “Description of the Junior Subordinated Notes—Certain Covenants of Bank of America,” we are not subject to financial or similar restrictions by the terms of the capital securities.

In the future, we may form additional trusts or other entities similar to the Trusts, and those other entities could issue securities similar to the trust securities described in this section. In that event, we may issue junior subordinated notes under the junior subordinated indenture to those other entities and guarantees under a guarantee agreement with respect to the securities they issue. The junior subordinated notes and guarantees we issue in those cases could be similar to those described in this prospectus.

The property trustee will hold title to the series of corresponding junior subordinated notes purchased by a Trust for the benefit of the holders of the Trust’s trust securities. To the extent described below under the heading “Description of Guarantee,” we will guarantee the payment of distributions on the capital securities, and payments upon redemption of the capital securities or liquidation of the Trust, out of money held by the Trust. However, the guarantee will not cover payment of distributions or amounts payable on redemption or liquidation when the Trust does not have available funds on hand to make those payments. In the event of any non-payment by the Trust, holders of the capital securities have the remedies described below under the heading “—Events of Default, Payment Failures, Waiver, and Notice.”

Each Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including:

•	the specific designation, liquidation amount, purchase price, and number of capital securities to be issued by the Trust;

•	the currency or currency units in which distributions and other payments will or may be payable;

•	the distribution rates (or the method by which the rates will be determined), if any;

•	the dates on which any distributions will be payable and the scheduled maturity date of the corresponding junior subordinated notes;

•	any provisions relating to deferral of distribution payments and/or extension of the maturity date of the corresponding junior subordinated notes;

•	the places where distributions and other amounts payable on the capital securities will be payable;

•	any repayment, redemption, prepayment, or sinking fund provisions;

•	any conversion or exchange provisions;

•	the terms and conditions, if any, upon which the assets of the Trust may be distributed to holders of the capital securities;

•	any additional U.S. federal income tax consequences; and

•	any other specific terms of the capital securities.

Distributions

Distributions on each series of capital securities:

•	will be cumulative;

•	will accumulate from the date of original issuance, unless we specify otherwise in the applicable prospectus supplement; and

•	will be payable at the rates and on dates specified in the applicable prospectus supplement.

The distribution rate and the distribution payment dates and other payment dates for a series of capital securities will be the same as the interest rate and interest payment dates and other payment dates on the corresponding junior subordinated notes. When this prospectus and any accompanying prospectus supplement refer to any payment of distributions, the term “distribution” includes any interest payable on unpaid distributions unless we specify otherwise.

Unless we specify otherwise in the applicable prospectus supplement, the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and the amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.

The Trusts may issue capital securities that pay distributions at one or more fixed distribution rates or that pay distributions at a floating distribution rate determined by reference to one or more distribution rate bases, or by reference to one or more distribution rate formulae, in each case as specified in the applicable prospectus supplement.

Payments

Distributions on the capital securities will be made to the extent that the applicable Trust has funds available in the Trust’s property account to pay the distributions. The sole source of funds available for distributions to holders of capital securities are our payments on the corresponding junior subordinated notes. If we do not make interest payments on the corresponding junior subordinated notes, the property trustee will not have funds available to pay distributions on the related capital securities. To the extent the Trust has funds legally available for the payment of those distributions and cash sufficient to make those payments, we will guarantee the payment of distributions on the basis set forth below under the heading “Description of Guarantee.”

Distributions on capital securities are payable to the holders of those securities as they appear on the register of the applicable Trust on the relevant record dates. As long as the capital securities remain in book-entry only form, the record date is one business day before the distribution payment date. Unless any applicable laws and regulations and the provisions of the declaration of trust state otherwise, each payment of a distribution will be made as described below under the heading “—Book-Entry Only Issuance.”

If any capital securities are not issued in book-entry form initially, we will specify the record dates in the applicable prospectus supplement. If a distribution payment date is not a business day, then payment of the distribution will be made on the next succeeding business day, and no interest or any other payment will accrue as a result of that postponement. However, if the next succeeding business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Unless we specify otherwise in the applicable prospectus supplement, a “business day” is any day other than a day on which federal or state banking institutions in New York, New York or Charlotte, North Carolina are authorized or required by law or executive order or regulation to remain closed.

Payment of Additional Amounts

If we so specify in the applicable prospectus supplement with respect to a series of capital securities, at all times that the property trustee is the holder of the corresponding junior subordinated notes, we will pay additional interest on those junior subordinated notes to ensure that the property trustee will have sufficient funds to ensure that every net payment on a capital security will be not less, due the payment of U.S. withholding tax, than the amount then otherwise due and payable. We describe these additional payments, and the related exceptions from our obligation to pay them, below under the heading “Description of Junior Subordinated Notes—Payment of Additional Amounts.” However, unless we specify otherwise in the applicable prospectus supplement, the obligation to pay such additional amounts will constitute a “tax event” (as defined below) and will allow for the prepayment of the corresponding junior subordinated notes as described herein.

Deferral of Distributions

Under the applicable supplemental indenture, we may have the right, which we may exercise from time to time, to defer interest payments on the applicable series of junior subordinated notes for up to the number of consecutive interest payment periods that we will specify in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the total interest deferral period will be equal to five years. As a consequence of the deferral of interest payments, distributions on the related capital securities would be deferred by the applicable Trust during the same period. During a deferral period, the amount of distributions due to you will continue to accumulate and, to the extent permitted by law, those deferred distributions will themselves also accrue interest compounded at the applicable distribution rate. Any deferred distributions and the interest accrued on those distributions will be paid on the distribution payment date that follows the end of the deferral period to the holders of capital securities on the record date for that distribution payment date. If we exercise our right to defer interest on the corresponding junior subordinated notes, we will be subject to restrictions with respect to payments related to our capital stock and our indebtedness that is equal to or junior to the junior subordinated notes. We describe our right to defer interest payments on the junior subordinated notes and the restrictions on our ability to make payments on capital stock and indebtedness in more detail below under the headings “Description of the Junior Subordinated Notes—Option to Extend Interest Payment Period” and “—Certain Covenants of Bank of America.”

Redemption

A Trust will redeem its trust securities upon the maturity of the corresponding junior subordinated notes. The applicable prospectus supplement may prescribe a method for extending the maturity date of a series of junior subordinated notes which would, in turn, extend the redemption date of the related trust securities.

A Trust also will redeem its trust securities upon the prepayment of the corresponding junior subordinated notes. Once we receive any required prior approval, including the approval of the Federal Reserve Board, we may have the right to prepay any series of junior subordinated notes if and to the extent described in the applicable prospectus supplement:

•	on or after a date specified in the applicable prospectus supplement, in whole or in part, on one or more occasions, at any time at our election; or

•

in whole, but not in part, at any time within 90 days after the occurrence and continuance of a tax event, an investment company event, or a capital treatment event (each as described below under the heading “—Special Event Redemption”).

We describe our right to prepay junior subordinated notes below under the heading “Description of the Junior Subordinated Notes—Prepayment.”

When we pay a series of junior subordinated notes at maturity, the property trustee will apply the proceeds from that payment to redeem all outstanding related trust securities at the redemption price. When we prepay a series of junior subordinated notes, whether in whole or in part, the property trustee will apply the proceeds from that payment to redeem related trust securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated notes being prepaid, at the applicable redemption price. The redemption price of the trust securities will equal the aggregate liquidation amount of those trust securities, plus accumulated but unpaid distributions to the redemption date and the related amount of the premium, if any, paid by us upon the concurrent payment or prepayment of the corresponding junior subordinated notes.

Redemption Procedures

A Trust may redeem capital securities only to the extent it has funds on hand and legally available to pay the redemption price. In addition, a Trust may redeem less than all of its outstanding capital securities only if all accrued and unpaid distributions have been paid on all capital securities for all distribution periods terminating on or prior to the redemption date.

Unless we specify otherwise in the applicable prospectus supplement, a Trust must give notice of the redemption of capital securities to the registered holders of the capital securities at least 15 but not more than 60 days before the date fixed for redemption. If the Trust gives a redemption notice, and if the funds are available for payment, then on the redemption date, the property trustee will, for capital securities held in book-entry only form:

•	irrevocably deposit with the depository funds sufficient to pay the applicable redemption price; and

•	give the depository irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

If the capital securities are no longer in book-entry only form, and the funds are available for payment, the property trustee will pay the redemption price by check mailed to the addresses of the holders of those capital securities as they appear in the register.

Once a Trust has given a redemption notice and deposited the required funds, then distributions on the capital securities being redeemed will cease to accrue, and all rights of the holders of the capital securities being redeemed will cease, except the right to receive the redemption price, but without any interest for any delay in receiving it.

If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay. However, if the next succeeding business day is in the next calendar year, the Trust will make payment on the immediately preceding business day.

If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid either by the applicable Trust or by us under the guarantee described below under the heading “Description of Guarantee,” then distributions on those capital securities will continue to accrue at the then-applicable rate from the original redemption date to the actual payment date. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price.

If less than all of a Trust’s capital and common securities are to be redeemed, then the aggregate liquidation amount of the capital and common securities to be redeemed normally will be allocated to the common securities and to the capital securities proportionately. However, if an event of default under the applicable declaration of trust has occurred and is continuing, holders of the capital securities will be paid in full before any payments are made to holders of the common securities. We describe this subordination of common securities below under the heading “—Subordination of Common Securities.”

If less than all of a series of capital securities are to be redeemed, then the property trustee will select the particular capital securities to be redeemed on the pro rata basis described above by any method the property trustee deems fair and appropriate or, if the capital securities are then held in book-entry form, in accordance with the depository’s procedures, as described below under the heading “—Book-Entry Only Issuance.”

We may purchase at any time and from time to time, through a subsidiary or affiliate of ours, outstanding capital securities by tender, in the open market, or by private agreement.

Special Event Redemption

Unless we specify otherwise in the applicable prospectus supplement, if a tax event, an investment company event, or a capital treatment event occurs and continues, and we obtain any required regulatory approval, we may prepay the junior subordinated notes, in whole but not in part, in cash within 90 days following the occurrence of that event. This would cause a mandatory redemption of the related trust securities in whole, but not in part, as described above.

“Tax event” means that:

•	we have received an opinion of a nationally recognized independent tax counsel experienced in tax matters which states that, as a result of any

(a) amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States, or

(b) official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or the pronouncement, or decision is announced on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that interest payable on the junior subordinated notes held by a Trust is not, or within 90 days of the date of the amendment, change, pronouncement, or decision, will not be, deductible, in whole or in part, by us for U.S. federal income tax purposes; or

•

the regular trustees of a Trust have been informed by a nationally recognized independent tax counsel experienced in tax matters that it cannot deliver an opinion that states that the holders of the trust securities will not recognize any gain or loss for U.S. federal income tax purposes as a result of the dissolution of the Trust and the distribution of the corresponding junior subordinated notes.

In addition, if, with respect to a series of capital securities, we are obligated to pay additional amounts, as described above under the heading “—Payment of Additional Amounts,” then unless we specify otherwise in the applicable prospectus supplement, a “tax event” shall also be deemed to have occurred if we have or will become obligated to pay additional amounts as to the capital securities or the corresponding junior subordinated notes as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of original issuance of the capital securities. Unless we specify otherwise in the applicable prospectus supplement, to the extent a tax event occurs as a result of the requirement to pay additional amounts, the requirement to act within 90 days, as described above under the heading “—Redemption,” will not apply, and the corresponding junior subordinated notes may be prepaid at any time while such tax event is continuing.

“Investment company event” means that a Trust has received an opinion of counsel experienced in investment company matters which states that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority, which change is in either case effective on or after the date the Trust’s capital securities are issued, the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended.

“Capital treatment event” means our reasonable determination that, as a result of

•

any amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision of the United States, which is effective on or after the date the capital securities are issued, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying those laws or regulations that is announced on or after the date the capital securities are issued, there is more than an insubstantial risk that we will not be able to treat the capital securities as Tier 1 capital for purposes of the capital adequacy guidelines of the Federal Reserve Board.

Subordination of Common Securities

Payment of distributions on, the redemption price of, and the liquidation distribution in respect of, capital securities and common securities ordinarily are made pro rata based on the aggregate liquidation amount of those capital securities and common securities. However, upon any event of default under the applicable declaration of trust, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation and redemption and other payments are subordinated to the rights to payment of the holders of the capital securities.

In the case of any event of default under a declaration of trust, we, as the holder of the Trust’s common securities, will be deemed to have waived those events of default under the declaration of trust until those events of default with respect to the Trust’s capital securities have been cured, waived, or otherwise eliminated. Until all events of default with respect to the capital securities have been so cured, waived, or otherwise eliminated, the property trustee will act solely on behalf of the holders of those capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

We can at any time dissolve and liquidate a Trust. The amount payable on the trust securities in the event of any liquidation of the Trust is the liquidation amount per security, as specified in the applicable prospectus supplement, plus accrued and unpaid distributions, subject to certain exceptions. The amount payable upon liquidation may be paid in the form of a distribution of the corresponding principal amount of junior subordinated notes to the holders of the trust securities.

Each declaration of trust states that a Trust will terminate on the expiration of its term or will dissolve earlier:

•	upon the bankruptcy of Bank of America;

•	upon the filing of a certificate of dissolution or its equivalent with respect to Bank of America;

•	upon the consent of the holders of at least a majority in aggregate liquidation amount of the trust securities voting together as a single class to dissolve the Trust;

•	upon the revocation of the charter of Bank of America and the expiration of 90 days after the date of revocation without a reinstatement thereof;

•	at the election of Bank of America at any time and upon the distribution of the junior subordinated notes held by the Trust to the holders of the trust securities;

•	upon the entry of a decree of judicial dissolution of the holder of the common securities, Bank of America, or the Trust; or

•	upon the redemption of all of the Trust’s trust securities.

If a Trust dissolves as described above, after the Trust pays all amounts owed to creditors, holders of its trust securities will be entitled to receive:

•	corresponding junior subordinated notes having a principal amount equal to the liquidation amount of the trust securities of the holders; or

•	a cash amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment.

The holders of a Trust’s common securities will be entitled to receive distributions upon any liquidation on a proportionate basis with the holders of the Trust’s capital securities, except that is an event of default under the applicable declaration of trust has occurred and is continuing, the Trust will pay the total amounts due on the capital securities before making any distribution on the common securities. If the Trust cannot pay the full amount due on the capital and common securities because it has insufficient assets for payment, then the amounts the Trust owes on the capital securities will be allocated proportionately. We describe this subordination of common securities above under the heading “—Subordination of Common Securities.”

After the distribution date of a series of junior subordinated notes and dissolution of the related Trust:

•	the trust securities of the Trust will no longer be deemed to be outstanding;

•

the depository or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated notes to be delivered upon the distribution; and

•

any certificates representing capital securities not held by the depository or its nominee will be deemed to represent the corresponding junior subordinated notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate or interest vote formula identical to the distribution rate of, those capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on those capital securities, until those certificates are surrendered for transfer or reissuance.

Events of Default, Payment Failures, Waiver, and Notice

An event of default under a Trust’s declaration of trust occurs when there is an event of default under the junior subordinated indenture. We describe these events of default below under the heading “Description of the Junior Subordinated Notes—Events of Default, Waiver, and Notice.” If an event of default occurs and continues, then under the declaration of trust, the rights of the holders of the common securities will be subordinate to the rights of the holders of the capital securities to the extent described above under the heading “—Subordination of Common Securities.”

The holders of capital securities do not have any specific rights under the declaration of trust upon the occurrence of an event of default. The property trustee under the applicable Trust will hold the corresponding series of junior subordinated notes issued under the junior subordinated indenture, and if an event of default occurs and continues, the property trustee, as the sole holder of the notes, will have the right under the junior subordinated indenture to declare the principal of and interest on the junior subordinated notes to be immediately due and payable.

If the property trustee fails to enforce its rights upon an event of default under the junior subordinated indenture, a holder of capital securities may institute a legal proceeding directly against us to enforce the property trustee’s rights as holder of the junior subordinated notes without first instituting a legal proceeding against the property trustee or any other person or entity. We describe the rights of holders of junior subordinated notes (including the property trustee, as a holder), and in certain circumstances the holders of the capital securities, upon an event of default below under the heading “Description of the Junior Subordinated Notes—Events of Default, Waiver, and Notice.”

A default by us in payment obligations with respect to the junior subordinated notes does not constitute an event of default for purposes of the junior subordinated indenture and, therefore, does not constitute an event of default under the applicable declaration of trust. However, if we fail to pay the principal of, or premium, if any, or interest on, a series of junior subordinated notes on the date that interest, principal, or premium is otherwise payable (or in the case of redemption, the redemption date) and the failure continues (referred to as a “payment failure”), a holder of the related capital securities may bring a legal action against us directly for enforcement of payment of amounts owed on these junior subordinated notes. In connection with a direct action, the holders of the common securities will be subrogated to the rights of the holders of the capital securities to the extent we make any payments. This means that if a holder of capital securities already had received payment of a distribution that was the basis of the direct action, then we, as holder of the common securities, will be entitled to payment of that amount. The holders of capital securities will not be able to exercise directly any other remedy available to holders of the junior subordinated notes.

Under each declaration of trust, the holders of a majority in liquidation amount of capital securities may waive events of default with respect to the capital securities. However, if the underlying event of default under the junior subordinated indenture may not be waived, then the event of default under the declaration of trust may not be waived. Furthermore, if the waiver of the underlying event of default under the junior subordinated indenture requires the consent or vote of more than a majority in principal amount of the corresponding junior subordinated notes (referred to as a “super majority”), then only the same super majority of holders of the capital securities may waive the event of default under the declaration of trust.

A waiver of an event of default under the junior subordinated indenture by the property trustee, as holder of the junior subordinated notes, constitutes a waiver of the corresponding event of default under the declaration of trust. In addition, a waiver of an event of default with respect to capital securities under the declaration of trust waives the event of default with respect to the common securities for all purposes under the declaration of trust. Furthermore, the holders of common securities are deemed to have waived events of default to the extent described above under the heading “—Subordination of Common Securities.”

Following the occurrence and during the continuance of an event of default, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes. We describe these restrictions below under the heading “Description of the Junior Subordinated Notes—Certain Covenants of Bank of America.”

The property trustee is required to notify all holders of the capital securities of any events of default or payment failures.

We and the regular trustees of a Trust are required to file annually with the property trustee an officers’ certificate as to our respective compliance with all conditions and covenants under the applicable declaration of trust.

Voting Rights

The holders of the capital securities have no voting rights, except as described below and except as provided below under the heading “Description of Guarantee—Amendment and Assignment” and as otherwise required by law and the declaration of trust.

Unless we specify otherwise in the applicable prospectus supplement, the holders of a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or exercising any trust or power of the property trustee under the applicable declaration of trust, including the right to direct the property trustee, as holder of the corresponding series of junior subordinated notes, to:

•	exercise the remedies available to it under the junior subordinated indenture as the holder of the junior subordinated notes;

•	waive any past event of default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding series of junior subordinated notes will be due and payable; or

•	consent to any amendment, modification, or termination of the junior subordinated indenture where that consent is required.

Except for directing the time, method, and place of conducting a proceeding for a remedy available to the property trustee, the property trustee will not take any action at the direction of the holders of related capital securities unless the property trustee receives an opinion of tax counsel that states that the Trust will not be classified as other than a grantor trust for U.S. federal income tax purposes as a result of that action.

Where a consent or action under the junior subordinated indenture requires the consent or act of holders of a super majority of the junior subordinated notes, then only the same super majority of holders of the capital securities may direct the property trustee to give that consent or take that action.

If the property trustee’s consent is required under the junior subordinated indenture for any amendment, modification, or termination of the junior subordinated indenture or the corresponding series of junior subordinated notes, the property trustee is required to request the written direction of the holders of the trust securities, and the property trustee will vote as directed by a majority in liquidation amount of the trust securities, voting together as a single class. The property trustee is not required to take any action of this kind in accordance with the directions of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

The holders of the capital securities are entitled to vote on some types of modifications or amendments to the declaration of trust. We describe these rights below under the heading “—Modification of the Declaration of Trust.”

Any required approval or direction of holders of capital securities may be given at a separate meeting of holders of capital securities convened for that purpose, at a meeting of all of the holders of trust securities, or by written consent. The regular trustees will mail to each holder of record of capital securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each notice will include the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption or for which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of capital securities is required for a Trust to redeem and cancel capital securities or distribute the corresponding junior subordinated notes in accordance with the Trust’s declaration of trust.

Despite the fact that holders of capital securities are entitled to vote or consent under the circumstances described above, any of the capital securities that are owned by us or any entity directly or indirectly controlling or controlled by us, or under direct or indirect common control with us, will not be entitled to vote or consent. Instead, these capital securities will be treated for that purpose as if they were not outstanding.

The procedures by which holders of capital securities held in book-entry only form may exercise their voting rights are described below under the heading “—Book-Entry Only Issuance.”

Modification of the Declaration of Trust

A declaration of trust may be modified and amended if approved by a majority of the regular trustees and, in certain circumstances, the property trustee and the Delaware trustee. If, however, any proposed amendment provides for, or the regular trustees otherwise propose to effect:

•	any action that would adversely affect the powers, preferences, or special rights of the trust securities, whether by way of amendment to the declaration of trust or otherwise, or

•	the dissolution, winding-up, or termination of the Trust other than according to the terms of the declaration of trust,

then the holders of the trust securities voting together as a single class will be entitled to vote on the amendment or proposal. The amendment or proposal will not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected. If, however, any amendment or proposal referred to in the first bullet above would adversely affect only the capital securities or only the common securities, then only holders of the affected class will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the approval of holders of a majority in liquidation amount of that class of trust securities.

Notwithstanding the prior paragraph, no amendment or modification may be made to the declaration of trust if that amendment or modification would:

•	cause the Trust to be classified for U.S. federal income tax purposes as other than a grantor trust;

•	reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

•	cause the Trust to be deemed an “investment company” required to be registered under the Investment Company Act.

Mergers or Consolidations of the Trusts

A Trust may not consolidate, amalgamate, or merge with or into, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety, to us or any other person, except as described below. A Trust may, with the consent of the regular trustees but without the consent of the holders of the applicable trust securities, the property trustee, or the Delaware trustee, consolidate, amalgamate, or merge with or into, or be replaced by, a trust organized under the laws of any state if:

•	the successor entity, if not the Trust, either:

•	expressly assumes all of the obligations of the Trust with respect to the trust securities, or

•

substitutes for the trust securities other securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities in priority with respect to distributions and payments upon liquidation, redemption, and otherwise;

•

we, as issuer of the junior subordinated notes, expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated notes;

•

the capital securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national or international securities exchange or with another organization, if any, on which the capital securities are then listed or quoted;

•

the merger, consolidation, amalgamation, or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the merger, consolidation, amalgamation, or replacement, we have received an opinion of counsel to the Trust to the effect that:

•

the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•

following the merger, consolidation, amalgamation, or replacement, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	following the merger, consolidation, amalgamation, or replacement, the Trust or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes; and

•	we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantees of the trust securities.

A Trust may not, except with the consent of holders of 100% in liquidation amount of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, merger, amalgamation, or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Form of and Denomination of Capital Securities

The capital securities will be issued in fully registered form, and the liquidation amount of a Trust’s capital securities will be equal to the denominations of the corresponding junior subordinated notes.

The liquidation amount of the capital securities may be denominated, and cash payments with respect to the capital securities may be made, in U.S. dollars or in another currency, as specified in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the liquidation amount of the capital securities will be denominated, and cash payments with respect to the capital securities will be made, in U.S. dollars. If the liquidation amount of any of the capital securities is denominated, or if cash payments with respect to any capital securities are payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, tax consequences, specific terms, and other information relating to that issue of capital securities and the specified currency may be described in the applicable prospectus supplement. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors—Risks Associated with Currencies.”

Registration and Settlement

Unless we specify otherwise in the applicable prospectus supplement, the capital securities will be issued in registered, and not bearer, form. This means that a Trust’s obligation runs to the holder of the capital security named on the face of the capital security. Each capital security issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of capital securities.

We refer to those persons who have capital securities registered in their own names, on the books that the Trust or its agent maintains for this purpose, as the “holders” of those capital securities. These persons are the legal holders of the capital securities. We refer to those who, indirectly through others, own beneficial interests in capital securities that are not registered in their own names as indirect owners of those capital securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry, form or in street name will be indirect owners.

Book-Entry Only Issuance. Unless we specify otherwise in the applicable prospectus supplement, the capital securities will be issued in global, or book-entry, form. This means that the Trusts will not issue actual certificates to each purchaser of capital securities. Instead, a Trust will issue global securities in registered form representing the entire issuance of capital securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depository, only the depository will be recognized as the holder of the capital securities. This means that all payments on the capital securities, including deliveries of any property other than cash, will be made to the depository. The depository passes along the payments its receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the capital securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own capital securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the capital securities are issued in global form, investors will be indirect owners, and not holders, of the capital securities. The depository will not have knowledge of the actual beneficial owners of the capital securities.

Certificates in Registered Form. The actual purchaser of the capital securities generally will not be entitled to have the capital securities represented by the global securities registered in its name and will not be considered the holder under the applicable declaration of trust. In the future, we may cancel a global security or we may issue capital securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual certificates registered in the names of the beneficial owners of the capital securities represented by the global securities, unless:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities, or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days; or

•	the applicable Trust, with our consent, makes a decision to permit the capital securities to be issued in certificated form.

Street Name Owners. When actual certificates are registered in the names of the beneficial owners of the capital securities, investors may choose to hold their capital securities in their own names or in street name. Capital securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those capital securities through an account that he or she maintains at that institution.

For capital securities held in street name, only the intermediary banks, brokers, and other financial institutions in whose names the capital securities are registered will be recognized as the holders of those capital securities, and all payments on those capital securities, including deliveries of any property other than cash, will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold capital securities in street name will be indirect owners, not holders, of those capital securities.

Legal Holders. A Trust’s obligations run only to the holders of the capital securities. The Trust does not have obligations to investors who hold beneficial interests in global capital securities, who hold the capital securities in street name, or who hold the capital securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a capital security or has no choice because the capital securities are issued only in global form. For example, once a payment is made or a notice is given to the holder, the Trust has no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if a Trust wants to obtain the approval of the holders for any purpose, such as to amend its declaration of trust, the Trust would seek the approval only from the holders, and not the indirect owners, of the capital securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the capital securities being offered by this prospectus, whether they are the holders or only indirect owners of those capital securities. When we refer to “your capital securities” in this prospectus, we mean the capital securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold capital securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your capital securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the capital securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the capital securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities. Each capital security issued in book-entry form will be represented by a global security that is deposited with and registered in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that capital security. A capital security usually will have only one depository, but it may have more. Each series of capital securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution that we identify in the applicable prospectus supplement.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your capital securities in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the capital securities. The capital securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security certificate will be issued for each series of the capital securities, each in the aggregate liquidation amount of such series, and will be deposited with DTC. If, however, the aggregate liquidation amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million in liquidation amount, and an additional certificate will be issued with respect to any remaining liquidation amount of that series.

DTC, the world’s largest depository, is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York

Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of U.S. and non-U.S. equity, corporate, and municipal debt issues, and money market instruments from over 85 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the capital securities under the DTC system must be made by or through direct participants, which will receive a credit for the capital securities on DTC’s records. The ownership interest of each actual purchaser of each capital security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in the capital securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in the capital securities, except if the use of the book-entry system for the capital securities is discontinued.

To facilitate subsequent transfers, all capital securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of capital securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the capital securities; DTC’s records reflect only the identity of the direct participants to whose accounts such capital securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of capital securities may wish to take certain steps to ensure timely transmission to them of notices of significant events with respect to the capital securities, such as redemptions, defaults, and proposed amendments to the declaration of trust. For example, a beneficial owner of capital securities may wish to ascertain that the direct or indirect participant holding the capital securities for its benefit has agreed to obtain and transmit notices to beneficial owners.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the capital securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the capital securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

Distributions on the capital securities will be paid in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of these participants and not of DTC or its nominee, us, the Trust, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of any distributions to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of those payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of the direct and indirect participants.

Any redemption notices shall be sent to DTC. If less than all of the capital securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the ownership interest of each direct participant in the series to be redeemed.

DTC may discontinue providing its services as depository for the capital securities at any time by giving us reasonable notice. Under those circumstances, if a successor securities depository is not obtained, we will print and deliver certificated capital securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the capital securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any capital securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the capital securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities. As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of capital securities. Instead, we deal only with the depository that holds the global security.

If capital securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the capital securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the capital securities, except in the special situations described above;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the capital securities and protection of his or her legal rights relating to the capital securities, as we describe above under “—Legal Holders”;

•	an investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the capital securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•

we, the applicable Trust, the applicable trustees, and any other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the applicable Trust, the applicable trustees, and any other agents do not supervise the depository in any way;

•

the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Securities. If capital securities are ever issued in certificated form, those capital securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent we designate and maintain. Unless we specify otherwise in the applicable prospectus supplement, The Bank of New York will act as registrar, transfer agent, and paying agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of the applicable Trust, but upon payment of, and the giving of any indemnity as the Trust or we may require with respect to, any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Trust may not register or cause to be registered the transfer of its capital securities after those capital securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under a declaration of trust, the property trustee is required to perform only the duties that are specifically set forth in the applicable declaration of trust. Following the occurrence and during the continuance of an event of default, the property trustee must exercise the same degree of care and skill in the exercise of its rights and powers as a prudent person would exercise in the conduct of his or her own affairs under the circumstances. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable declaration of trust at the request of any holder of capital securities unless that holder offers indemnity reasonably satisfactory to the property trustee against the costs, expenses, and liabilities that might be incurred. However, the holders of the capital securities will not be required to offer any indemnity if those holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the declaration of trust.

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the property trustee and its affiliates in the ordinary course of business. We expect to continue those business transactions. The property trustee also serves as trustee for a number of series of our outstanding indebtedness under other indentures.

Governing Law

The declarations of trust will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

When a Trust issues its trust securities, the Trust will invest the proceeds in a corresponding series of our junior subordinated notes. The corresponding junior subordinated notes may be issued from time to time in one or more series under a base indenture between us and The Bank of New York, as indenture trustee, as supplemented in the form of a supplemental indenture or a resolution of our Board of Directors or of a special committee formed by our Board of Directors. With respect to any particular series of corresponding junior subordinated notes, the term “indenture” or “junior subordinated indenture” used in this prospectus is deemed to include any supplement to the base indenture with respect to that series. The terms of the junior subordinated notes will include those set forth in the junior subordinated indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes the material terms of the indenture and the junior subordinated notes. We will describe the financial and other specific terms of a series of corresponding junior subordinated notes in the prospectus supplement for the related capital securities. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the junior subordinated indenture and the Trust Indenture Act. The base indenture and the form of supplemental indenture are filed as exhibits to our registration statement, and they are incorporated in this prospectus by reference. See “Where You Can Find More Information” below for information on how to obtain copies of the base indenture and the form of supplemental indenture. Whenever we refer to the defined terms of the junior subordinated indenture in this prospectus or in a prospectus supplement without defining them, the terms have the meanings given to them in the junior subordinated indenture.

General

Concurrently with the issuance of a Trust’s capital securities, the Trust will invest the proceeds from the sale of the capital securities and the consideration we pay for the Trust’s common securities in the series of corresponding junior subordinated notes issued by us to the Trust. Only one series of junior subordinated notes will be issued to the property trustee of a Trust in connection with the issuance of trust securities by the Trust. Each series of corresponding junior subordinated notes will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the Trust and will rank on a parity with all other series of junior subordinated notes we issue, unless we provide otherwise in the applicable prospectus supplement. The junior subordinated notes are our direct unsecured obligations and are subordinated as described below under the heading “—Subordination.”

Neither the junior subordinated indenture nor any other agreement limits the principal amount of junior subordinated notes or other indebtedness that we may issue.

In addition, the junior subordinated indenture does not contain provisions protecting holders of the junior subordinated notes against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, the ratings of any junior subordinated notes then outstanding, as well as any ratings on the related capital securities, may be withdrawn or downgraded.

Under circumstances involving the dissolution of a Trust, the corresponding junior subordinated notes held by the Trust may be distributed to the holders of the related trust securities in liquidation of the Trust, provided that any required regulatory approval is obtained.

When we use the term “holder” in this prospectus with respect to a junior subordinated note, we mean the person in whose name the note is registered in the security register. Each series of junior subordinated notes will be issued to and initially held by the property trustee of the applicable Trust, in certificated, or non-book-entry, form. Unless and until the junior subordinated notes are distributed to the holders of the related capital securities in exchange for those capital securities, as described below, the property trustee of the applicable Trust will be the sole holder of those junior subordinated notes for all purposes under the indenture, and the holders of the related capital securities will not have any ownership rights, direct or indirect, with respect to those junior subordinated notes.

The prospectus supplement relating to the offering of a Trust’s capital securities will include specific terms relating to the offering and the series of corresponding junior subordinated notes. These terms will include some or all of the following:

•	the title and type of the notes;

•	the aggregate principal amount of the notes of that series;

•	the percentage of their principal amount at which the notes will be issued;

•	the date or dates the notes mature and the method for determining a maturity date, as well as any right to shorten or extend any maturity date;

•	the currency in which payments on the notes will be made, if other than U.S. dollars;

•	with respect to interest:

•	the interest rate or rates on the notes, which may be fixed or variable, or the method used to calculate that interest;

•	the date interest will begin to accrue;

•	the record and interest payment dates for the notes; and

•	the right to extend the interest payment periods and the duration of that extension;

•	the place or places where:

•	we can make payments on the notes;

•	the notes can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the notes and under the junior subordinated indenture;

•

any optional redemption provisions that would permit us or the holders of notes to elect redemption of the notes before their final maturity, and the formula or formulae in which the applicable redemption price will be calculated;

•	any provisions for a sinking fund or similar provision;

•	the form of the notes and the terms and provisions relating to that form; and

•	any other specific terms of the notes.

Subordination

The junior subordinated notes are subordinate to all of our existing and future Senior Obligations, as defined below. This means that no payment of principal (including redemption payments), premium, if any, or interest on the junior subordinated notes may be made if:

•	any principal, premium, interest, or any other payment due on any of our Senior Obligations has not been paid when due and that default continues; or

•	the maturity of any of our Senior Obligations has been accelerated because of a default.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation, or reorganization of Bank of America, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, or similar proceedings, all amounts due on all Senior Obligations must be paid in full before the holders of junior subordinated notes are entitled to receive or retain any payment.

If we make a payment to holders of the junior subordinated notes in violation of the provisions described above, then the holders of the junior subordinated notes will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments to, the holders of the Senior Obligations outstanding at the time.

Because of this subordination, if we become insolvent, holders of Senior Obligations may receive more, ratably, and holders of the junior subordinated notes having a claim under those notes may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated notes.

The rights of the holders of the junior subordinated notes are subrogated to the rights of holders of our Senior Obligations to receive payments or distributions until the Senior Obligations are paid in full. Those Senior Obligations will continue to be Senior Obligations and be entitled to the benefits of the subordination provisions regardless of any amendment, modification, or waiver of any term of those Senior Obligations.

Except as described below, the term “Senior Obligations” means, with respect to Bank of America:

(1) the principal, any premium, and interest with respect to:

•	indebtedness of Bank of America for money borrowed or purchased and similar obligations (whether or not that indebtedness is denominated as senior or subordinated); and

•	indebtedness evidenced by securities, debentures, bonds, or other similar instruments (whether or not denominated as senior or subordinated) issued by Bank of America;

(2) all capital lease obligations of Bank of America;

(3) all obligations of Bank of America issued or assumed as the deferred purchase price of property, all conditional sale obligations of Bank of America, and all obligations of Bank of America under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of Bank of America for the reimbursement on any letter of credit, banker’s acceptance, or similar credit transaction;

(5) all obligations of Bank of America arising from off-balance sheet guarantees by Bank of America and direct credit substitutes and obligations of Bank of America associated with derivative products, such as interest and foreign exchange rate contracts, commodity contracts, swap agreements (including interest rate and foreign exchange swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, and commodity option contracts;

(6) all obligations and financial instruments of the type referred to in clauses (1)-(5) above of other persons for the payment of which Bank of America is responsible or liable as obligor, guarantor, or otherwise; and

(7) all obligations of the type referred to in clauses (1)-(6) above of other persons secured by any lien on any property or asset of Bank of America (whether or not that obligation is assumed by Bank of America).

However, the term “Senior Obligations” does not include:

•

any indebtedness that by its terms is subordinated to or ranks equally with the junior subordinated notes, including any such indebtedness that the Federal Reserve Board authorizes for inclusion in Tier 1 capital, all limited to the extent that the classification of such indebtedness as ranking subordinated to or equally with the junior subordinated notes is authorized under the capital rules of the Federal Reserve Board; and

•

any indebtedness between or among Bank of America or our affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any Trust or a trustee of that Trust or (b) any other trust, or a trustee of that trust, partnership, or other entity affiliated with Bank of America or its predecessor entities that is a financing vehicle of Bank of America or its predecessor entities (a “financing entity”) in connection with the issuance by that financing entity of capital securities or other securities that rank equally with, or junior to, the capital securities.

Additional Interest

If, at any time while the property trustee is the holder of a series of junior subordinated notes, a Trust is required to pay any taxes, duties, assessments, or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other domestic taxing authority, then we will be required to pay additional interest on the junior subordinated notes. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust and the property trustee after paying any of those taxes, duties, assessments, or other governmental charges will be equal to the amounts that the Trust would have received and retained had those taxes, duties, assessments, or other governmental charges not been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments, or other charges.

Payment of Additional Amounts

If we so specify in the applicable prospectus supplement, and subject to the exceptions and limitations set forth below, we will pay additional amounts on a series of junior subordinated notes with respect to any beneficial owner of the related capital securities (or the corresponding junior subordinated notes, following any liquidation of the applicable Trust) that is a “non-U.S. person” to ensure that each net payment to that non-U.S. person on such capital securities (or corresponding junior subordinated notes, following such a liquidation) that it beneficially owns will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. In any such case, we will not be obligated to make additional payments that exceed the amount required to do so. For this purpose, a “net payment” on a capital security or a junior subordinated note means a payment by the applicable Trust, us, or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States other than a territory or possession. These additional amounts will constitute additional interest on the junior subordinated notes. At all times that the property trustee is the holder of the junior subordinated notes, the applicable Trust will pay these additional amounts to the holders of the related capital securities such that every net payment on a capital security will not be less due to the payment of U.S. withholding tax than the amount otherwise due and payable, as described above under the heading “Description of the Capital Securities— Payment of Additional Amounts.” For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (13) below, unless we specify otherwise in the applicable prospectus supplement.

(1) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, the holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional amounts will not be payable to any beneficial owner of a capital security or the corresponding junior subordinated notes, as applicable, that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on the applicable security by the applicable Trust, us or any paying agent.

(9) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a debt security if such payment can be made without such withholding by any other paying agent.

(13) Additional amounts will not be payable if a payment on a capital security or the corresponding junior subordinated notes, as applicable, is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government. In addition, unless we specify otherwise in the applicable prospectus supplement, the obligation to pay additional amounts will constitute a tax event and will allow for the prepayment of the corresponding junior subordinated notes upon the terms described in this prospectus and the applicable prospectus supplement.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Form, Exchange, Transfer, and Payment

Each series of junior subordinated notes, which will be held by the property trustee of the applicable trust, initially will be issued in certificated, or non-book-entry, form. We will identify in the applicable prospectus supplement the denominations in which the junior subordinated notes will be issued. No service charge will be made for any transfer or exchange of the junior subordinated notes. However, either we or the indenture trustee may require payment of a sum sufficient to cover any tax, fee, or other government charge that is payable in connection with any transfer or exchange.

Unless we specify otherwise in the applicable prospectus supplement, principal, premium, if any, or any interest will be payable, and the junior subordinated notes may be surrendered for transfer or exchange, at the offices of The Bank of New York, as paying and authenticating agent. However, at our option we may pay interest by check mailed to the person entitled to that interest at that person’s address as it appears on the security register. As long as the property trustee is the holder of junior subordinated notes, we will pay principal and interest on the notes to the account designated by the property trustee.

If a series of junior subordinated notes is distributed to the holders of the related capital securities in liquidation of a Trust, as described above under the heading “Description of the Capital Securities—Liquidation Distribution Upon Dissolution,” the junior subordinated notes initially will be issued in the form of one or more global securities, as we describe below under the heading “—Book-Entry and Settlement.”

Option to Extend Interest Payment Period

Unless we specify otherwise in the applicable prospectus supplement, we have the right under the junior subordinated indenture, at any time and from time to time, to defer interest payments on any series of junior subordinated notes by deferring the interest payment period for up to a number of consecutive interest payment periods that we will specify in the applicable prospectus supplement. We refer to this period as a “deferral period.” No deferral period may extend beyond the stated maturity of a series of junior subordinated notes. During a deferral period, interest will continue to accrue for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Interest Income and OID” below. On the interest payment date following the last day of any deferral period, we will pay all interest then accrued and unpaid, including any additional interest described above under the heading “—Additional Interest,” together with compounded interest to the extent permitted by law, at the rate specified for the series of junior subordinated notes.

Unless we specify otherwise in the applicable prospectus supplement, if we exercise our deferral right, then during any deferral period, we will be subject to restrictions with respect to payments related to our capital stock and our indebtedness that is equal or junior to the junior subordinated notes. We describe these restrictions below under the heading “—Certain Covenants of Bank of America.”

We may extend a deferral period prior to the end of that deferral period, so long as the period, as extended, does not exceed the maximum number of consecutive interest payment periods specified in the applicable prospectus supplement and does not extend beyond the maturity date of that series of junior subordinated notes. After the termination of any deferral period and the payment of all amounts due, we may begin a new deferral period, which must comply with the above requirements. Interest will not be payable during a deferral period; instead, interest will be payable only at the end of that period. However, we may prepay at any time all or any portion of the interest accrued during a deferral period.

If the junior subordinated notes are registered in the name of the property trustee, we will give the property trustee, the Delaware trustee, and the regular trustees written notice of our election of a deferral period at least one business day before the earlier of:

•	the next succeeding date on which distributions on the related capital securities are payable; and

•

the date the Trust is required to give notice the any exchange on which the capital securities are listed or any other applicable self-regulatory organization, if any, of the record or payment date for the related distribution (however, in no event shall notice be required more than 15 business days prior to an interest payment date).

The property trustee will give notice of our election of a deferral period to the holders of the capital securities.

If the junior subordinated notes are not registered in the name of the property trustee, we will give the holders of the junior subordinated notes and the indenture trustee written notice of our election of a deferral period at least 10 business days before the earlier of the next succeeding interest payment date or the date we are required to give notice of the record date or payment date of such interest payment to any exchange on which the junior subordinated notes are listed or any other applicable self-regulatory organization, or to the holders of the junior subordinated notes (however, in no event shall notice be required more than 15 business days prior to the interest payment date).

Prepayment

Unless we specify otherwise in the applicable prospectus supplement, the junior subordinated notes are not subject to any sinking fund and are not redeemable at the option of the holder. Unless we specify otherwise in the applicable prospectus supplement, we have the right, subject to any required prior approval from the Federal Reserve Board, to prepay a series of junior subordinated notes of any series in whole at any time or in part from time to time. If the junior subordinated notes of any series may be prepaid only on or after a specified date or upon the satisfaction of additional conditions, we will specify that date or describe those conditions in the applicable prospectus supplement. Except as we specify otherwise in the applicable prospectus supplement, the prepayment price for any junior subordinated note so prepaid will equal 100% of the principal amount of that junior subordinated note plus accrued and unpaid interest to the prepayment date.

Except as we specify otherwise in the applicable prospectus supplement, we also have the right, subject to any required prior approval from the Federal Reserve Board, to prepay a series of junior subordinated notes in whole, but not in part, at any time within 90 days after the occurrence and continuance of a tax event, an investment company event, or a capital treatment event, each as described above under the heading “Description of Capital Securities—Special Event Redemption.” Unless we specify otherwise in the applicable prospectus supplement, the prepayment price will be equal to 100% of the principal amount of the junior subordinated notes then outstanding plus accrued and unpaid interest to the prepayment date.

Unless we specify otherwise in the applicable prospectus supplement, notice of any prepayment will be mailed at least 15 days, but not more than 60 days, before the redemption date to each holder of junior subordinated notes to be prepaid as it appears in the security register. Unless we default in payment of the prepayment price, on and after the prepayment date, interest will cease to accrue on those junior subordinated notes or the portions of those notes called for prepayment.

Certain Covenants of Bank of America

If (1) we exercise our right to defer payments of interest on a series of junior subordinated notes, as described above under the heading “—Option to Extend Interest Payment Period,” or (2) junior subordinated notes of a series are held by a Trust and remain outstanding and either (a) there occurs and is continuing an event of default under the junior subordinated indenture, or any payment failure, or (b) we are in default relating to our payment of any obligations under the guarantees relating to that Trust, then we will not:

•

declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of our capital stock or make any guarantee payment with respect to the foregoing (other than (1) purchases or acquisitions of our shares of common stock in connection with the satisfaction of our obligations under any employee benefit plans, (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or (3) the purchase of fractional interests in shares of our capital stock in connection with an acquisition or the conversion or exchange provisions of our capital stock or the security being converted or exchanged); or

•

make any payment of interest, principal, or premium, if any, on or repay, repurchase, or redeem any debt securities (including guarantees) issued by us that rank equally with or junior to the junior subordinated notes.

In addition, if junior subordinated notes are issued to a Trust or a trustee of the Trust in connection with the issuance of the Trust’s trust securities, then as long as those trust securities remain outstanding, we will:

•	maintain 100% direct or indirect ownership of the common securities of that Trust, unless a permitted successor of Bank of America succeeds to our ownership of those common securities;

•	use our reasonable efforts to cause that Trust to:

•

remain a statutory trust, except in connection with the distribution of corresponding junior subordinated notes to the holders of the trust securities in liquidation of the Trust, the redemption of all of the trust securities of the Trust, or certain mergers, consolidations, or amalgamations, each as permitted by the Trust’s declaration of trust; and

•	otherwise continue not to be treated as an association taxable as a corporation or partnership for U.S. federal income tax purposes; and

•	use our reasonable efforts to cause each holder of those trust securities to be treated as owning an undivided beneficial interest in the corresponding junior subordinated notes.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under the junior subordinated indenture; and

•	immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition.

Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the junior subordinated indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the junior subordinated indenture, and we will be released from further liabilities and obligations under the indenture and under the junior subordinated notes.

Events of Default, Waiver, and Notice

The junior subordinated indenture provides that the following events, if they have occurred and are continuing, are events of default relating to a series of junior subordinated notes:

•	certain events involving the bankruptcy, insolvency, or reorganization of Bank of America; or

•

as long as the series of junior subordinated notes are held by a Trust or a trustee of the Trust, the voluntary or involuntary dissolution, winding up, or other termination of that Trust, except in connection with the (1) distribution of those junior subordinated notes to the holders of the Trust’s trust securities in liquidation of their interests in the Trust, (2) the redemption of all of the outstanding trust securities of the Trust, or (3) certain mergers, consolidations, or amalgamations, each as permitted by the Trust’s declaration of trust.

Our default in payment obligations with respect to the junior subordinated notes or under the related guarantees does not constitute an event of default for purposes of the junior subordinated indenture. If there is a payment failure on a series of junior subordinated notes, and the property trustee fails to enforce its rights as holder of the junior subordinated notes, then a registered holder of the related capital securities may bring a legal action against us directly for enforcement of payment of amounts owed on those junior subordinated notes (a “direct action”). We can set-off against payments then due under the junior subordinated notes any corresponding payments we make to holders of related capital securities under the guarantee in connection with a direct action. We describe these rights above under the heading “Description of the Capital Securities—Events of Default, Payment Failures, Waiver, and Notice.”

If an event of default under the junior subordinated indenture occurs and continues with respect to a series of junior subordinated notes, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated notes of that series may declare the principal of and all accrued but unpaid interest on that series of junior subordinated notes to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated notes (or all series, as applicable) may annul that declaration in certain circumstances and waive the default. As long as the series of junior subordinated notes is held by the property trustee of the Trust for the benefit of the Trust’s trust securities, the property trustee, as sole holder of the notes, will have the right to exercise these rights and may be directed in the exercise by the holders of the related capital securities. See “Description of the Capital Securities—Events of Default, Payment Failures, Waiver, and Notice” and “—Voting Rights.”

Prior to a declaration of acceleration, the holders of a majority in aggregate principal amount of a series of junior subordinated notes generally may waive on behalf of the holders of all of that series of notes any default or event of default under the junior subordinated indenture other than:

•	a default in the payment of principal of, premium, if any, or interest on those junior subordinated notes;

•	a default in respect of covenants that cannot be modified or amended without the consent of each holder of the junior subordinated notes affected; or

•	a default in respect of certain other covenants described above under the heading “—Certain Covenants of Bank of America.”

However, as long as the junior subordinated notes are held by a property trustee under a Trust for the benefit of the holders of the Trust’s trust securities, any waiver or modification of this kind requires the consent of the holders of at least a majority in liquidation preference (or, if the waiver or modification requires the consent of each holder of junior subordinated notes, then each holder) of the related trust securities.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any and all series affected generally will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to or exercising any power of the indenture trustee. However, the holders of those notes must offer to the indenture trustee reasonable indemnity against expenses and liabilities. As long as a series of junior subordinated notes is held by the property trustee of the Trust for the benefit of the Trust’s trust securities, the property trustee, as sole holder of those notes, will have the right to exercise these rights and may be directed in that exercise by the holders of the related capital securities. See “Description of the Capital Securities—Voting Rights.”

Subject to the subordination provisions, described above under the heading “—Subordination,” the right of any holder of junior subordinated notes (including the property trustee) to receive payment of the principal of and premium, if any, and interest on junior subordinated notes on or after the due dates therefor, or to institute suit for the enforcement of any of these payment provisions, will not be impaired or affected without the consent of that holder.

An event of default under the junior subordinated indenture is an event of default under the related declaration of trust, and the waiver of an event of default under the junior subordinated indenture is a waiver under the related declaration of trust. We describe these provisions above under the heading “Description of the Capital Securities—Events of Default, Payment Failures, Waiver, and Notice.”

Following the occurrence and during the continuance of an event of default, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes. We describe these restrictions above under the heading “—Certain Covenants of Bank of America.”

The indenture trustee is required to notify all holders of the junior subordinated notes of any events of default or note payment failures.

We are required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, our rights and obligations and the rights of holders of the junior subordinated notes may be modified or amended with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated notes of all series affected by the modification or amendment, acting as one class. However, no modification or amendment may, without the consent of the holder of each junior subordinated note affected:

•	extend the fixed maturity of any junior subordinated note, except as set forth in the terms of the particular series of junior subordinated notes;

•	reduce the rate or extend the time of payment of interest on that junior subordinated note;

•	reduce the principal amount of or any premium on any junior subordinated note;

•	reduce any amount payable on redemption of any junior subordinated note;

•	make the principal of, or interest or premium on, the junior subordinated notes payable in any currency other than that provided in the junior subordinated notes;

•	impair or affect the right of any holder of those junior subordinated notes to institute suit for the payment of those notes or the right of repayment, if any, at the option of the holder; or

•	reduce the percentage of outstanding junior subordinated notes required to consent to a modification or amendment of the junior subordinated indenture.

As long as the junior subordinated notes are held by the property trustee of a Trust, no modification of the junior subordinated indenture will be effective until the holders of a majority in liquidation preference of the Trust’s trust securities have consented to the modification. If the consent of the holder of each outstanding junior subordinated note is required for the modification, the modification will not be effective until each holder of related trust securities has consented to the modification.

We and the indenture trustee may enter into, without the consent of any holder of junior subordinated notes, any supplemental indenture under the junior subordinated indenture, to create any new series of junior subordinated notes or make any change in the indenture that generally does not materially adversely affect the rights of any holder of junior subordinated notes.

Discharge and Defeasance

We may discharge most of our obligations under the junior subordinated indenture if the junior subordinated notes have already been delivered to the indenture trustee for cancellation or the junior subordinated notes have either become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. We discharge our obligations by depositing with the indenture trustee an amount sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated notes.

The junior subordinated indenture also provides that, if no event of default under the indenture has occurred and is continuing, we will be discharged from our obligations with respect to a series of junior subordinated notes if we deposit with the indenture trustee, in trust, money or U.S. government obligations sufficient to pay all of the principal of, and premium, if any, and any interest on, the notes of that series, on the dates the payments are due under the junior subordinated indenture and the terms of those notes.

To exercise this option, we are required to deliver to the indenture trustee an opinion of counsel that states that:

•	the deposit and related defeasance would not cause the holders of the junior subordinated notes of that series to recognize income, gain, or loss for U.S. federal income tax purposes; and

•	if the junior subordinated notes of that series are listed on any national securities exchange, the notes will not be delisted as a result of the deposit and related defeasance.

The obligations under the junior subordinated indenture to register the transfer or exchange of junior subordinated notes, to replace stolen, lost, or mutilated junior subordinated notes and to maintain paying agents and hold monies for payment in trust will continue, even if we exercise our defeasance and discharge option.

Book-Entry and Settlement

If a series of junior subordinated notes is distributed to holders of related capital securities in liquidation of those holders’ interests in a Trust, we anticipate that the notes previously registered in the name of the property trustee on behalf of the Trust will be re-registered in the form of one or more global certificates in the name of the depository or its nominee. Each global certificate is referred to as a “global security.”

Except in limited circumstances, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated notes in certificated form and will not be considered the holders, as defined in the junior subordinated indenture, of that global security for any purpose under the junior subordinated indenture. A global security representing junior subordinated notes is only exchangeable for another global security of like denomination to be registered in the name of the depository or its nominee or to a successor depository or its nominee. The global securities may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee. This means that each beneficial owner of a junior subordinated note must rely on the procedures of the depository, or if that beneficial owner is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the junior subordinated indenture.

As of the date of this prospectus, the description in this prospectus of the book-entry systems and practices of DTC, Euroclear, and Clearstream, Luxembourg as they relate to purchases,

transfers, notices, and payments relating to the capital securities apply in all material respects to any debt obligations, such as the junior subordinated notes, represented by one or more global securities held by the depository. We may appoint a successor to the depository or any successor depository in the event the depository or the successor depository is unable or unwilling to continue as a depository for the global securities. For a description of the depositories and the specific terms of the depository arrangements, see “Description of the Capital Securities—Book-Entry Only Issuance.”

Governing Law

The junior subordinated indenture and the junior subordinated notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

Under the junior subordinated indenture, we may remove the indenture trustee and appoint a successor trustee in certain circumstances relating to the indenture trustee’s conflicts of interest or eligibility or ability to continue as indenture trustee. In addition, the holders of a majority in principal amount of a series of junior subordinated notes may remove the indenture trustee with respect to that series and nominate a successor trustee.

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the indenture trustee and its affiliates in the ordinary course of business. We expect to continue those business transactions. The indenture trustee also serves as trustee for a number of series of our outstanding indebtedness under other indentures.

Miscellaneous

Bank of America will pay all costs and expenses in connection with the transactions described in this prospectus, including those related to:

•	the offering, sale, and issuance of trust securities and the corresponding junior subordinated notes, including any underwriting commissions;

•	the organization, maintenance, dissolution, and operation of each Trust;

•	the retention of the indenture trustee and the trustees under each declaration of trust;

•	indemnification obligations under each declaration of trust; and

•	all taxes (other than U.S. withholding taxes relating to a Trust).

We have the right at all times to assign any of our respective rights or obligations under the junior subordinated indenture to any of our direct or indirect wholly owned subsidiaries. If we assign any of our rights or obligations, however, we will remain liable for all of their respective obligations. Subject to this right of assignment, the junior subordinated indenture will be binding upon and inure to the benefit of the parties to the indenture and their respective successors and assigns. The parties to the junior subordinated indenture may not otherwise assign the indenture.

DESCRIPTION OF GUARANTEE

When a Trust issues its trust securities, we will execute and deliver a guarantee for the benefit of the holders of the Trust’s capital securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act, and The Bank of New York will act as the guarantee trustee. The terms of the guarantee will include those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the related capital securities.

This section of the prospectus summarizes the material terms of the guarantee. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the guarantee and the Trust Indenture Act. The guarantee will be substantially in the form of guarantee filed as an exhibit to our registration statement, and is incorporated in this prospectus by reference. See “Where You Can Find More Information” below for information on how to obtain a copy of the guarantee.

General

A guarantee is held by the guarantee trustee for the benefit of the holders of a Trust’s capital securities. Under each guarantee, if the series of capital securities is not fully paid, we will irrevocably and unconditionally agree to pay, when due, to the holders of the capital securities issued by the Trust, the following payments or distributions, which are referred to as “guarantee payments,” without duplication, on a junior subordinated basis:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the Trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, relating to any capital securities called for redemption by the Trust, to the extent the Trust has funds available for redemptions; and

•

upon a voluntary or involuntary dissolution, winding-up, or termination of the Trust, other than in connection with the distribution of junior subordinated notes held by the Trust to the holders of the related capital securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the capital securities in liquidation of the Trust.

The redemption price and liquidation amount will be fixed at the time a series of capital securities is issued and will be described in the applicable prospectus supplement relating to the offering of those capital securities.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of capital securities or by causing the applicable Trust to pay those amounts to the holders.

A guarantee will not apply to any payment of distributions except to the extent the related Trust has funds available for those payments. If we do not make interest payments on the corresponding junior subordinated notes held by a Trust, the Trust will not pay distributions on its capital securities and will not have funds available for those payments. In that case, holders of the Trust’s capital securities would not be able to rely on the related guarantee for payment of these amounts.

A guarantee, when taken together with our obligations under the corresponding junior subordinated notes held by a Trust, the junior subordinated indenture, and the declaration of trust, including our obligations to pay costs, expenses, debts, and liabilities of that Trust (other than those relating to trust securities), will provide a full and unconditional guarantee on a subordinated basis of payments due on the Trust’s capital securities.

Unless we specify otherwise in the applicable prospectus supplement, we also will agree separately to irrevocably and unconditionally guarantee the obligations of each Trust with respect to the common securities issued by that Trust to the same extent as the capital securities guarantee. However, if an event of default under the junior subordinated indenture has occurred and is continuing, holders of capital securities will have priority over holders of common securities with respect to payments under the respective guarantees. We describe these provisions below under the heading “—Status of the Guarantee.”

Amendment and Assignment

A guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding capital securities of the applicable Trust. No vote will be required, however, for any changes that do not adversely affect the rights of holders of those capital securities.

Termination of the Guarantee

A guarantee will terminate as to the capital securities of the applicable Trust upon:

•	full payment of the redemption price of all those capital securities;

•	the distribution of the corresponding junior subordinated notes to the holders of those capital securities; or

•	full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation or dissolution of the Trust.

However, the guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related capital securities must restore payment of any sums paid under the related capital securities or the guarantee.

Events of Default

An event of default under a guarantee will occur if we fail to perform any payment obligation or other obligation under the guarantee. The holders of a majority in liquidation amount of the related capital securities may waive, on behalf of all holders of those capital securities, any past event of default.

The holders of a majority in liquidation amount of the related capital securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce its rights under a guarantee, any holder of related capital securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable guarantee, without first instituting a legal proceeding against the applicable Trust, the guarantee trustee, or any other person or entity.

Following the occurrence and during the continuance of an event of default under the guarantee, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes. We describe these restrictions above under the heading “Description of the Junior Subordinated Notes—Certain Covenants of Bank of America.”

Status of the Guarantee

A guarantee will constitute an unsecured obligation of Bank of America and will rank:

•	subordinate and junior in right of payment to all our other liabilities, including contingent liabilities;

•

equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us with respect to (a) any preferred or preference stock of any of our affiliates, and (b) any affiliate’s trust preferred or similar capital securities; and

•	senior to our common stock.

The terms of each series of capital securities will provide that each holder of those capital securities by acceptance of those securities agrees to the subordination provisions and other terms of the related guarantee.

A guarantee will constitute a guarantee of payment and not of collection. This means that the beneficiary of the guarantee may sue us, as guarantor, to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

Other than during the occurrence and continuance of an event of default under a guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in that guarantee. Following the occurrence and during the continuance of an event of default, the guarantee trustee must exercise the same degree of care and skill in the exercise of its rights and powers as a prudent person would exercise in the conduct of his or her own affairs under the circumstances. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee, unless offered reasonable indemnity against the costs, expenses, and liabilities which might be incurred.

Under the guarantee, unless an event of default has occurred and is continuing, we may remove the guarantee trustee at any time and appoint a successor trustee.

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the guarantee trustee and its affiliates in the ordinary course of business. We expect to continue those business transactions. The guarantee trustee also serves as trustee for a number of series of our outstanding indebtedness under other indentures.

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES,

THE JUNIOR SUBORDINATED NOTES, AND THE GUARANTEE

The sole purpose of a Trust is to issue trust securities and to invest the proceeds in the corresponding junior subordinated notes. A principal difference between the rights of a holder of a capital security and a holder of the corresponding junior subordinated notes is that a holder of a junior subordinated note is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated notes held, while a holder of capital securities is entitled to receive distributions from the Trust (or from us under the guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

Full and Unconditional Guarantee

We will guarantee distribution, redemption, and liquidation payments due on the Trust’s capital securities to the extent the Trust has funds available for those payments, as described under “Description of Guarantee” above. No single document executed by us will provide for the full, irrevocable, and unconditional guarantee of any of the capital securities. It is only the combined operation of the guarantee, the declaration of trust, and the junior subordinated indenture that has the effect of providing a full, irrevocable, and unconditional guarantee on a junior subordinated basis of a Trust’s obligations under the capital securities.

Sufficiency of Payments

As long as we pay interest and other payments when due on the series of junior subordinated notes held by the Trust, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the related trust securities, because:

•	the aggregate principal amount of a series of junior subordinated notes will be equal to the sum of the aggregate liquidation amount of the related trust securities;

•

the interest rate and the interest and other payment dates on a series of junior subordinated notes will be the same as the distribution rate and the distribution and other payment dates for the related trust securities;

•

under the junior subordinated indenture, we will pay any and all costs, expenses, and liabilities of the applicable Trust, except withholding taxes and the Trust’s obligations to holders of the related trust securities; and

•	the applicable declaration of trust provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

Enforcement Rights of Holders of Capital Securities

A holder of capital securities may institute a direct action against us if we fail to make interest or other payments on the corresponding junior subordinated notes when due, taking account of any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated notes; or

•	suing us to enforce the property trustee’s rights under the corresponding junior subordinated notes.

In connection with a direct action of this kind, we will be subrogated to the rights of each holder of the related capital securities under the applicable declaration of trust to the extent of any payment made by us to that holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that the holder has already received payment relating to that unpaid distribution from the Trust.

The guarantee trustee will enforce the capital securities guarantee on behalf of the holders of the related capital securities. If we fail to make payments under the guarantee, the holders of the related capital securities may direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of related capital securities may directly sue us to enforce the guarantee trustee’s rights under the guarantee. The holder is not required to first sue the applicable Trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us to enforce the right to receive payment under the guarantee.

Rights Upon Dissolution

The holders of capital securities will be entitled to receive, out of assets of the related Trust, a cash distribution upon any voluntary or involuntary dissolution, winding-up, or liquidation of the Trust that does not involve the distribution of the corresponding junior subordinated notes, after the Trust has paid the liabilities owed to its creditors as required by applicable law. We describe these rights above under the heading “Description of the Capital Securities—Liquidation Distribution Upon Dissolution.”

In the event of any voluntary or involuntary liquidation or bankruptcy of Bank of America, a Trust, as the registered holder of the corresponding junior subordinated notes, would be a subordinated creditor of Bank of America, subordinated and junior in right of payment to all of our Senior Obligations, as defined above under the heading “Description of the Junior Subordinated Notes—Subordination,” but entitled to receive payment in full of all amounts payable with respect to the junior subordinated notes before any of our common stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses, and liabilities of a Trust (other than withholding taxes and the Trust’s obligations to the holders of its trust securities), the positions of a holder of capital securities and a holder of the corresponding junior subordinated notes relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the capital securities that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the capital securities as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of capital securities that we may issue. If the tax consequences associated with a particular form of capital security are different than those described below, they will be described in the applicable prospectus supplement.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the capital securities offered in this prospectus upon original issuance at the issue price, which generally is the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income and estate tax consequences to you of acquiring, owning, and disposing of capital securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the capital securities offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the capital securities offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the capital securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the capital securities.

Classification of the Junior Subordinated Notes

In connection with the issuance of each series of junior subordinated notes, Morrison & Foerster LLP, special tax counsel to Bank of America and the Trusts, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the junior subordinated indenture substantially in the form included as an exhibit to the registration statement of which this prospectus constitutes a part, and other relevant documents, and based on certain facts and assumptions, the junior subordinated notes held by a Trust will be classified for U.S. federal income tax purposes as our indebtedness.

Classification of the Trusts

In connection with the issuance of each series of capital securities, Morrison & Foerster LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the applicable declaration of trust substantially in the form included as an exhibit to the registration statement of which this prospectus constitutes a part, the junior subordinated indenture, and other relevant documents, and based on certain facts and assumptions, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of capital securities of a Trust generally will be considered the owner of an undivided interest in the corresponding junior subordinated notes owned by the Trust, and each holder will be required to include in its gross income in accordance with its regular method of accounting for U.S. federal income tax purposes, all interest income, including original issue discount, paid or accrued on the junior subordinated notes, and any gain or loss recognized with respect to its allocable share of the junior subordinated notes, whether or not the Trust actually distributes cash to the holder.

Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will generally apply to U.S. Holders of the capital securities.

Interest Income and OID

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (referred to as “OID”). As of the date of this prospectus, because of certain limitations on payments of dividends and payments on debt securities that will apply if we defer payments of interest on the junior subordinated notes by extending the interest payment period, we believe, and this discussion assumes, that the likelihood that we will exercise our option to defer interest payments is remote within the meaning of the Treasury regulations. Accordingly, the junior subordinated notes will not be treated as having been issued with OID and each U.S. Holder of capital securities should include in its gross income as interest income its allocable share of interest on the junior subordinated notes at the time it is accrued or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. It should be noted, however, that no ruling or other guidance has been issued by the IRS addressing the meaning of the term “remote” as used in these Treasury regulations. Thus, it is possible that the IRS could take a position contrary to the interpretation described above.

In contrast, if our option to defer any payment of interest was determined not to be “remote,” or if we exercised our option to defer interest, the junior subordinated notes would be treated as issued with OID. In that case, all stated interest (or remaining stated interest, if the deferral option was exercised) on the junior subordinated notes would be treated as OID and would have to be included in a U.S. Holder’s income on an economic accrual basis without regard to whether any cash payments were received and without regard to the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Consequently, during a deferral period, a U.S. Holder of capital securities would be required to include OID in gross income even though we would not make any actual cash payments. Special rules apply to floating-rate instruments in this regard. U.S. Holders should consult with their own tax advisors as to the application of the OID rules to floating-rate notes.

We also have the ability to issue junior subordinated notes with terms that cause them to have OID for U.S. federal income tax purposes. However, the actual issuance of notes with OID is highly unlikely. If we issue junior subordinated notes with OID, the applicable prospectus supplement will discuss the associated tax consequences. The junior subordinated notes may be issued with de minimis OID, as determined under the Code. References herein to OID do not include de minimis OID, unless the junior subordinated notes would otherwise be treated as issued with OID. De minimis OID which is not treated as OID generally is treated as gain recognized upon receipt of the payment of principal. Eligible holders may elect to include this discount in gross income as it accrues. Holders should consult their own tax advisors before making such election.

Because payments on the capital securities generally will constitute interest, corporate U.S. Holders of capital securities are not entitled to a dividends-received deduction for any income received or accrued with respect to such payments. In addition, because payments on the capital securities generally will constitute interest, the receipt or accrual of any income with respect to such payments by non-corporate U.S. Holders will not constitute “qualified dividend income” and will not be entitled to the maximum preferential tax rate of 15% applicable to net long-term capital gains which generally is applicable for taxable years beginning before January 1, 2009.

In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the junior subordinated notes will not be treated as issued with OID.

Receipt of Junior Subordinated Notes or Cash in Exchange for Capital Securities

Under certain circumstances, junior subordinated notes may be distributed to U.S. Holders in exchange for the related capital securities upon the liquidation of a Trust, in proportion to their share of the junior subordinated notes previously held indirectly through the Trust, as described above under the heading “Description of the Capital Securities—Liquidation Distribution Upon Dissolution.” Under current law, U.S. Holders will not be subject to U.S. federal income tax on the distribution, and each U.S. Holder would receive an aggregate tax basis in the junior subordinated notes received that is equal to that holder’s aggregate tax basis in the capital securities exchanged. In addition, a U.S. Holder’s holding period in the junior subordinated notes received in liquidation of a Trust would include the period during which the capital securities were held by that holder.

Under some circumstances, the junior subordinated notes may be prepaid for cash and the proceeds of the prepayment distributed by a Trust to holders in redemption of their related capital securities. Under current law, a redemption of this kind would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a U.S. Holder could recognize gain or loss as if it had sold the redeemed capital securities for cash. See “—Sales of Capital Securities” below and “Description of the Capital Securities—Redemption” above.

Sales of Capital Securities

A U.S. Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the corresponding junior subordinated notes, and will recognize gain or loss equal to the difference between the amount realized on the sale of the capital securities (less an amount equal to any accrued and unpaid interest relating to the U.S. Holder’s ratable share of the corresponding junior subordinated notes not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and its adjusted tax basis in the capital securities. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated notes and that the junior subordinated notes are not deemed to be issued with OID, a U.S. Holder’s adjusted tax basis in the related capital securities generally will be its initial purchase price. If the junior subordinated notes are deemed to be issued with OID, a U.S. Holder’s adjusted tax basis in the related capital securities generally will be its initial purchase price, increased by any OID previously included in the U.S. Holder’s income with respect to the capital securities on the date of disposition, and decreased by the amount of any distributions or other payment received in respect of the capital securities since and including the date that the corresponding junior subordinated notes were deemed to be issued with OID. In addition, a U.S. Holder’s adjusted tax basis in the related capital securities generally will be increased by any market discount, de minimis OID, or de minimis market discount previously included in income, and decreased by the amount of any premium previously amortized to reduce interest on the capital security. Except as discussed below with respect to market discount, or as discussed below with respect to Non-U.S. Dollar Denominated Capital Securities, the gain or loss recognized by a U.S. Holder generally will be a capital gain or loss, and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder before January 1, 2009 is generally subject to tax at a maximum rate of 15%.

If we exercise our option to defer payment of interest on the junior subordinated notes, the related capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the corresponding junior subordinated notes. In the event of a deferral of this kind, a U.S. Holder that disposes of its capital securities between record dates for payments of distributions will be required to include in income accrued but unpaid interest on the corresponding junior subordinated notes to the date of disposition as ordinary income for U.S. federal income tax purposes and to add that amount to the adjusted tax basis of its capital securities. To the extent the selling price is less than the U.S. Holder’s adjusted tax basis, the holder will recognize a capital loss. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Amortizable Bond Premium and Market Discount

If a U.S. Holder purchases a capital security for an amount in excess of the sum of all amounts payable on the junior subordinated notes, other than the interest payable on the notes, such holder will be considered to have purchased such capital security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the capital security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the capital security that have not been offset previously by bond premium. Any excess generally is carried forward and allocable to the next accrual period.

If a capital security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date. A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the capital security by the amount of the premium amortized during its holding period.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the capital security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the capital security to maturity, the premium generally will be treated as capital loss when the capital security matures or is sold.

If a U.S. Holder purchases a capital security for an amount that is less than its stated redemption price at maturity, as defined in the Code, such holder will be considered to have purchased the capital security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a capital security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the capital security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the junior subordinated note unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the capital security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the capital security in an amount not exceeding the accrued market discount on the capital security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the capital security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a capital security and the amount paid for the capital security is less than 1/4 of 1% of the capital security’s stated redemption price at maturity, multiplied by the number of remaining complete years to the junior subordinated note’s maturity (“de minimis market discount”), the capital security is not treated as issued with market discount.

Additional considerations may apply to purchasers who purchase their capital securities at other than the issue price. U.S. Holders who acquire capital securities at other than the issue price, including capital securities that are treated as issued with OID, should consult their own tax advisors regarding the tax consequences of the acquisition, ownership, and disposition of such capital securities and any elections that may be applicable.

Non-U.S. Dollar Denominated Capital Securities

Additional considerations will apply if the capital securities and the junior subordinated notes are payable in a currency other than U.S. dollars (“foreign currency”). We refer to these securities as Non-U.S. Dollar Denominated Capital Securities. The following section sets forth certain U.S. federal income tax considerations of the acquisition, ownership, and disposition that apply if the capital securities and junior subordinated notes are payable in a foreign currency.

As set forth above, for U.S. federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated notes, and each holder generally will be required to include in its gross income, in accordance with its method of accounting for U.S. federal income tax purposes, all interest earned with respect to its allocable share of the junior subordinated notes. In the case of payments of interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. A U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the capital security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Capital Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Capital Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Capital Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Capital Security. A U.S. Holder’s adjusted tax basis in the related Non-U.S. Dollar Denominated Capital Security generally will be determined as set forth above under the heading “—Sales of Capital Securities.” The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Capital Security is disposed of. If, however, the Non-U.S. Dollar Denominated Capital Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Capital Security traded on an established securities market, provided that the election is applied consistently.

Except with respect to market discount and subject to the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Capital Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar Denominated Capital Security has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder before January 1, 2009 generally is subject to tax at the maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Capital Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Capital Security is the purchase price for the non-U.S. Dollar Denominated Capital Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement, or other disposition of the Non-U.S. Dollar Denominated Capital Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar Denominated Capital Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Capital Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Capital Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Capital Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement, or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Capital Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase capital securities) will be ordinary income or loss.

As set forth above, this summary does not apply to U.S. Holders who have a functional currency other than the U.S. dollar. Those holders should consult their own tax advisors.

Additional considerations may apply to Non-U.S. Dollar-Denominated Capital Securities that have been purchased with market discount, at a premium, or are treated as having OID. U.S. Holders who acquire Non-U.S. Dollar-Denominated Capital Securities with market discount or at a premium should consult their own tax advisors regarding the tax consequences of the acquisition, ownership, and disposition of such Non-U.S. Dollar-Denominated Capital Securities.

Consequences to Non-U.S. Holders

Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal and interest payments on a capital security, including any OID, that are received from a Trust, us, or an agent of a Trust or of us and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder that is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest on the capital securities (and the corresponding junior subordinated notes) is considered “contingent interest” under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either (a) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), or (b) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the capital security certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the capital securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of capital securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the capital security. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such capital security.

If a Non-U.S. Holder of a capital security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the capital security, or gain realized on the sale, exchange, or other disposition of the capital security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. holders should read the material under the heading “—Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of capital securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

Unless set forth in an applicable pricing supplement, the Trusts will be widely held fixed investment trusts (“WHFIT”) for U.S. federal income tax purposes. Bank of America Corporation, Corporate Treasury—Securities Administration, NC1-007-07-06, 100 North Tryon Street, Charlotte, North Carolina, telephone number 1-866-804-5241, will be the representative of the Trusts that will provide tax information in accordance with applicable regulations governing the information reporting obligations of WHFITs. In accordance with the applicable Treasury regulations, with respect to each calendar year, a holder of capital securities will receive a Form 1099 reporting income on the capital securities for that year. Copies of the Forms 1099 will be provided to the IRS.

In general, in the case of a U.S. Holder, other than certain exempt holders, we, the Trusts, and other payors are required to report to the IRS all payments of interest, and the accrual of OID, on the capital securities. In addition, we, the Trusts, and other payors generally are required to report to the IRS any payment of proceeds of the sale of capital securities. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a capital security to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of a capital security to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction are required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the capital securities. Whether an investment in the capital securities constitutes a “reportable transaction” for any investor depends on that investor’s particular circumstances. The regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, a Non-U.S. Denominated Capital Security will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a capital security may constitute a Section 988 transaction, and a holder of such a capital security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the capital securities and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to this transaction, they would be required to comply with these requirements.

Other U.S. Federal Income Tax Considerations

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations, if any, with respect to the capital securities offered in this prospectus. In particular, the above summary does not apply if the junior subordinated notes or capital securities:

•	are issued with more than a de minimis amount of OID;

•	mature 1 year or less than or more than 49 years after the issue date;

•	pay principal, premium, if any, or interest based on an index or indices;

•	allow for deferral of interest for more than 5 years’ worth of consecutive interest periods;

•	are issued in bearer form;

•	contain any obligation or right of us or a holder to convert or exchange the junior subordinated notes into our other securities or properties;

•

contain any obligation or right of us to redeem, purchase, or repay the junior subordinated notes (other than a redemption of the outstanding junior subordinated notes at a price equal to (1) 100% of the principal amount of the junior subordinated notes being redeemed, plus (2) accrued but unpaid interest, plus (3) if applicable, a premium or make-whole amount determined by a quotation agent, equal to the sum of the present value of scheduled payments of principal and interest from the issue date of the junior subordinated notes to their redemption date, discounted at a rate equal to a U.S. Treasury rate plus some fixed amount or amounts); or

•	contain any other material provision described only in the applicable prospectus supplement.

The material U.S. federal income tax consequences of the purchase, ownership, and disposition of capital securities in a Trust owning the underlying junior subordinated notes that contain the terms above will be described in the applicable prospectus supplement.

Each holder should consult its own tax advisor with respect to the particular consequences to the holder of the acquisition, ownership, and disposition of capital securities.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

On July 1, 2005, a directive adopted by the European Union Council of Economic and Finance Ministers regarding the taxation of savings income payments came into effect. The directive obliges a member state of the European Union, or the “EU,” to provide to the tax authorities of another EU member state details of payments of interest or other similar income payments made by a person within its jurisdiction for the immediate benefit of an individual or to certain non-corporate entities resident in that other EU member state (or for certain payments secured for their benefit). However, Austria, Belgium, and Luxembourg have opted out of the reporting requirements and are instead applying a special withholding tax for a transitional period in relation to such payments of interest, deducting tax at rates rising over time to 35.00%. This transitional period commenced on July 1, 2005 and will terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also with effect from July 1, 2005, a number of non-EU countries and certain dependent or associated territories of EU member states have adopted similar measures (either provision of information or transitional withholding) in relation to payments of interest or other similar income payments made by a person in that jurisdiction for the immediate benefit of an individual or to certain non-corporate entities in any EU member state. The EU member states have entered into reciprocal provision of information or transactional special withholding tax arrangements with certain of those dependent or associated territories. These apply in the same way to payments by persons in any EU member state to individuals or certain non-corporate residents of those territories.

PLAN OF DISTRIBUTION

We and the Trusts may sell the securities offered under this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include Banc of America Securities LLC or any of our other affiliates.

Each prospectus supplement relating to an offering of capital securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that will be received by the applicable Trust from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We and the Trusts may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we and the applicable Trust will execute an underwriting agreement with them at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by Bank of America. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We and the Trusts may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We and the Trusts may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We and the Trusts may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of capital securities may be deemed to be underwriters, and any discounts and commissions received by them from us or a Trust and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We and the Trusts may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent, or as agent of a Trust.

In connection with an underwritten offering of the capital securities, the underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, capital securities in the open market in order to stabilize the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the capital securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of capital securities will be a new issue, and there will be no established trading market for the capital securities prior to their original issue date. We may or may not list any particular series of capital securities on a securities exchange or quotation system. Any underwriters to whom the offered capital securities are sold for offering and sale may make a market in the capital securities. However, any underwriters that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the capital securities.

Under agreements entered into with us or a Trust, underwriters and agents may be entitled to indemnification by us or a Trust against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

The offer and sale of any capital securities by Banc of America Securities LLC or any of our other affiliates that is a member of the National Association of Securities Dealers, Inc., or the “NASD,” will comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding a member firm’s offer and sale of securities of an affiliate. As required by Rule 2720, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. However, in connection with an offering of capital securities, we may specify a settlement cycle that is longer than the third business day following the contract for sale. If we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of capital securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

The NASD requires that an offering of capital securities be conducted in compliance with Rule 2810 of its Conduct Rules.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Market-Making Transactions by Affiliates

Following the initial distribution of capital securities, our affiliates, including Banc of America Securities LLC, may buy and sell the capital securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related prospectus supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement will relate to the initial offering of the capital securities not yet issued as of the date of this prospectus. This amount does not include the capital securities to be sold in market-making transactions. The capital securities to be sold in market-making transactions include capital securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan, including a governmental plan, an individual retirement account, or a Keogh plan, proposing to invest in the capital securities should consider this section carefully. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), and the Code as of the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations, or rulings or court decisions will not significantly modify the requirements summarized in this section. Any changes may be retroactive and could apply to transactions entered into prior to the date of their enactment or release.

The fiduciary investment considerations summarized in this section generally apply to private employee benefit plans, individual retirement accounts, and plans subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The following discussion focuses on issues affecting employee benefit plans subject to ERISA, but the fiduciaries of employee benefit plans subject to similar laws should also consider these issues in general terms as well as any further issues arising under the applicable similar laws.

Before authorizing an investment in the capital securities, fiduciaries of employee benefit plans subject to ERISA, which we refer to as “ERISA Plans,” should consider, among other factors, (a) the fiduciary standards under ERISA, (b) whether investment in the capital securities satisfies the prudence and diversification requirements of ERISA, and (c) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments and under Title I of ERISA.

In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the ERISA Plan, taking into consideration (a) the risk of loss and the opportunity for gain (or other return) associated with the investment, (b) the ERISA Plan’s portfolio composition with regards to diversification, and (c) the projected return of the ERISA Plan’s total portfolio relative to the anticipated cash flow needs of the ERISA Plan. We make no representation with respect to whether an investment in the capital securities would be a suitable investment for any ERISA Plan. It is the obligation of the fiduciaries of an ERISA Plan to consider whether an investment in the capital securities by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification, and other applicable standards of ERISA.

In addition to making the threshold determination that the use of the assets of an ERISA Plan to acquire the capital securities is consistent with the fiduciary duties imposed by ERISA, a fiduciary should also consider the potential effects of the Plan Assets Regulation (as defined below) on the acquisition of such securities. For purposes of this discussion, we refer to ERISA Plans, together with individual retirement accounts or other plans that are not subject to ERISA but are subject to Section 4975 of the Code, as “Covered Plans,” and we refer to the assets of Covered Plans as “plan assets.”

The U.S. Department of Labor has issued a regulation, which we refer to as the “Plan Assets Regulation,” with regard to whether the underlying assets of an entity in which a Covered Plan acquires an equity interest are deemed to be plan assets. Under this regulation, for purposes of ERISA and Section 4975 of the Code, when a Covered Plan acquires an equity interest in an entity, and the equity interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity issuing the equity interest, unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulation. Under this regulation, for purposes of ERISA and Section 4975 of the Code, the assets of a Trust would be deemed to be “plan assets” of a plan whose assets were used to purchase capital securities of the Trust, if the capital securities of the Trust were considered to be equity interests in the Trust and no exception to plan asset status was applicable under such regulation.

The Plan Assets Regulation defines an “equity interest” as any interest in an entity other than an instrument (a) that is treated as indebtedness under applicable local law, (b) which has no substantial equity features, and (c) which specifically includes a beneficial interest in a trust. If the assets of a Trust were deemed to be “plan assets” of plans that are holders of the Trust’s capital securities, the persons providing services to the assets of the Trust might be considered “parties in interest” or “disqualified persons” with respect to an investing Covered Plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets. If this were the case, if anyone with discretionary responsibilities over the junior subordinated notes or the guarantee were affiliated with Bank of America, any discretionary actions undertaken by that person regarding those assets could be deemed to be a prohibited transaction under ERISA or the Code (e.g., the use of fiduciary authority or responsibility in circumstances under which that person has interests that may conflict with the interests of the investing Covered Plan and affect the exercise of that person’s best judgment as a fiduciary).

An exception to plan asset status under the Plan Assets Regulation applies to a class of “equity” interests that are “publicly-offered securities.” Publicly-offered securities are defined as securities that are:

•	widely held, i.e., owned by more than 100 investors independent of the Trust and of each other;

•	freely transferable; and

•

sold to a Covered Plan as part of an offering under an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

We will specify in the applicable prospectus supplement if the underwriters in that offering expect the series of capital securities to meet the criteria of “publicly-offered securities” above. However, we can give no assurance in that regard.

Beyond the considerations described above, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of Covered Plans. Persons who have certain specified relationships to a Covered Plan are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code. If we, the Trust, or any of our affiliates are considered a party in interest or a disqualified person with respect to a Covered Plan, then the investment in capital securities by the Covered Plan may give rise to a prohibited transaction. There are several ways by which we, the Trust, or any of our affiliates may be considered a party in interest or a disqualified person with respect to a Covered Plan. For example, if we provide banking or financial advisory services to the Covered Plan, or act as a trustee or in a similar fiduciary role for the Covered Plan’s assets, we may be considered a party in interest or a disqualified person with respect to that Covered Plan, depending on whether the Covered Plan is an individual retirement account or another type of employee benefit plan.

We will purchase and hold all of the common securities. Even if the assets of a Trust are not deemed to be “plan assets” of a Covered Plan investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing Covered Plan. For example, if we were a party in interest with respect to an investing Covered Plan, either directly or by reason of the activities of one or more of our affiliates, the sale of the capital securities by the Trust to the Covered Plan and/or extensions of credit between us and the Trust, as represented by the corresponding junior subordinated notes and the guarantee, would likely be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The U.S. Department of Labor has issued various prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Among those class exemptions are the following:

•	PTCE 96–23, for specified transactions determined by in-house asset managers;

•	PTCE 95–60, for specified transactions involving insurance company general accounts;

•	PTCE 91–38, for specified transactions involving bank collective investment funds;

•	PTCE 90–1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84–14, for specified transactions determined by independent qualified professional asset managers.

The capital securities may not be purchased or held by any Covered Plan, any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Plan Asset Entity”), or any person investing “plan assets” of any Covered Plan if that transaction would cause a prohibited transaction, unless the purchaser or holder is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) and the conditions of the exemption are satisfied or the requirements of U.S. Department of Labor regulation Section 2550.401c-1 regarding insurance company general accounts are satisfied so that the capital securities held by the purchaser or holder do not constitute plan assets. In addition, neither a Covered Plan nor a Plan Asset Entity will be eligible to purchase the capital securities if any entity related to us is acting as a fiduciary with respect to the purchase or is an employer or party in interest or disqualified person with respect to the Covered Plan or Plan Asset Entity, unless one or more of the class exemptions (or another applicable exemption) is available and the conditions of that exemption are satisfied.

Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that either:

•	it is not a Covered Plan or a Plan Asset Entity and is not purchasing the capital securities on behalf of or with “plan assets” of any Covered Plans;

•

it is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) with respect to the purchase or holding of capital securities if a Covered Plan’s acquisition of the capital securities would otherwise cause a non-exempt prohibited transaction; or

•	it has satisfied the requirements of U.S. Department of Labor regulation Section 2550.401c-1 such that the capital securities held by the purchaser or holder do not constitute “plan assets.”

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Covered Plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Covered Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be “plan assets” and the availability of exemptive relief under the class exemptions.

WHERE YOU CAN FIND MORE INFORMATION

We and the Trusts have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us and the Trusts. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.

We also file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference in this prospectus the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2005; and

•

our current reports on Form 8-K or Form 8-K/A filed January 3, 2006 (as amended on March 24, 2006), January 23, 2006, February 22, 2006, March 24, 2006, March 27, 2006, March 28, 2006, March 29, 2006, April 20, 2006, and April 26, 2006 (in each case, other than information that is furnished but deemed not to have been filed).

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255

1-866-804-5241

E-mail: securities.administration@bankofamerica.com

There are no separate financial statement of any of the Trusts in this prospectus. We and the Trusts do not believe these financial statements would be material to holders of the capital securities because each Trust is a special purpose entity that will not have any independent operations other than issuing capital securities and common securities, holding corresponding junior subordinated notes as trust assets, and other necessary or incidental activities as described in this prospectus or any applicable prospectus supplement. Furthermore, taken together, our obligations under each series of corresponding junior subordinated notes, the junior subordinated indenture under which the corresponding junior subordinated notes will be issued, the related declaration of trust, and the related guarantee provide, in the aggregate, a full, irrevocable, and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of a Trust. We do not expect any of the Trusts will be subject to the reporting requirements of the Securities Exchange Act of 1934.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus and the accompanying prospectus supplement statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan, “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated in this prospectus by reference, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the capital securities being registered will be passed upon on behalf of the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts. The legality of the junior subordinated notes and the guarantees being registered will be passed upon for Bank of America by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the underwriters by Morrison & Foerster LLP, New York, New York. Certain U.S. federal income tax matters will be passed upon for Bank of America and the Trusts by Morrison & Foerster LLP, New York, New York, special tax counsel to Bank of America and the Trusts. Helms Mulliss & Wicker, PLLC and Morrison & Foerster LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Helms Mulliss & Wicker, PLLC regularly performs legal services for us. Some members of Helms Mulliss & Wicker, PLLC performing these legal services for Bank of America own shares of Bank of America common stock.

EXPERTS

Bank of America’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our restatement of our financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the attached prospectus is accurate as of any date other than the date on the front of this document.

Our affiliates, including Banc of America Securities LLC, will deliver this prospectus supplement and the attached prospectus for offers and sales in the secondary market.

        •

BAC Capital Trust XV

Floating Rate Capital Securities

guaranteed to the extent

set forth herein by

Bank of America Corporation

PROSPECTUS SUPPLEMENT

Sole Book-Runner

Banc of America Securities LLC

May •, 2007